Exhibit 10.1

Certain identified information (indicated by “[***]”) has been omitted from this document because it is both not material and is the type that the registrant treats as private or confidential.

TRANSACTION AGREEMENT

Dated as of August 15, 2025

by and between

FLEX LTD.

and

AMAZON.COM, INC.

 TABLE OF CONTENTS

Page

Article I

WARRANT ISSUANCE; CLOSING
1.1	Warrant Issuance	1
1.2	Closing	1
Article II

REPRESENTATIONS AND WARRANTIES

2.1	Material Adverse Effect; Due Diligence.	2
2.2	Representations and Warranties of the Company	2
2.3	Representations and Warranties of Amazon	7
2.4	Survival	8
Article III

COVENANTS

3.1	Efforts	9
3.2	Public Announcements	12
3.3	Expenses	14
3.4	Tax Treatment	14
3.5	MNPI	14
3.6	Certain Activities	14
3.7	Allotment Covenants	14
Article IV

ADDITIONAL AGREEMENTS

4.1	Acquisition for Investment	15
4.2	Legend	15
4.3	Anti-Takeover Provisions	16
4.4	Transfers	17
4.5	Reports under Exchange Act	17
4.6	Right of Notice	18

Article V

INFORMATION

5.1	Information Rights	19
5.2	Tax Reporting Requirements	19
5.3	Survival	20
Article VI

REGISTRATION

6.1	Shelf Registration Statement	20
6.2	Piggyback Registrations	21
6.3	Holdback Agreements	23
6.4	Registration Procedures	23
6.5	Registration Expenses	27
6.6	Miscellaneous	27
6.7	Registration Indemnification	27
6.8	Free Writing Prospectuses.	29
6.9	Termination of Registration Rights	29

Article VII

DEFINITIONS

7.1	Defined Terms	30

Article VIII

MISCELLANEOUS

8.1	Termination of This Agreement; Other Triggers	38
8.2	Amendment	38
8.3	Waiver of Conditions	38
8.4	Counterparts	38
8.5	Governing Law; Submission to Jurisdiction; WAIVER OF JURY TRIAL	39
8.6	Notices	39
8.7	Entire Agreement, Etc.	40
8.8	Assignment	40
8.9	Severability	40
8.10	No Third-Party Beneficiaries	40
8.11	Specific Performance	41
8.12	Cumulative Remedies	41
8.13	Limitation of Liability	41
8.14	Interpretation	41

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LIST OF SCHEDULES

SCHEDULE 5.1(a):	List of Information

SCHEDULE 7.1:	DESIGNATED PERSONS

LIST OF ANNEXES

ANNEX A:	Form of Warrant

COMPANY DISCLOSURE SCHEDULE

Section 2.2(b)	Capitalization

Section 2.2(c) and Section 2.2(d)(i)

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This TRANSACTION AGREEMENT, dated as of August 15, 2025 (this “Agreement”), is by and between Flex Ltd., a public company limited by shares incorporated under the laws of Singapore (the “Company”), and Amazon.com, Inc., a Delaware corporation (“Amazon”).

RECITALS:

WHEREAS, as of the date of this Agreement, the Company and/or any of its subsidiaries have entered into and may enter into certain commercial arrangements with Amazon and/or any of its subsidiaries under which the Company and/or its subsidiaries may from time to time provide services to Amazon and/or its subsidiaries, including in connection with the Commercial Agreement, including any schedules, purchase orders and statements of work issued thereunder (collectively, the “Commercial Arrangements”);

WHEREAS, in connection with the transactions contemplated hereby, and subject to the terms and conditions hereof, the Company desires to issue to Amazon.com NV Investment Holdings LLC, a wholly owned subsidiary of Amazon (“Warrantholder”) and Warrantholder desires to acquire from the Company, at the Closing, a warrant to purchase a specified number of the Company’s ordinary shares (the “Ordinary Shares”); and

WHEREAS, each of the parties wishes to set forth in this Agreement certain terms and conditions regarding, among other things, Warrantholder’s ownership of the Warrant and Warrant Shares, as applicable.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants, and agreements set forth herein, and intending to be legally bound, the parties agree as set forth herein.

Article I

WARRANT ISSUANCE; CLOSING

1.1            Warrant Issuance. On the terms and subject to the conditions set forth in this Agreement, the Company shall issue to Warrantholder, and Warrantholder shall acquire from the Company, at the Closing, a warrant to purchase up to an aggregate of 3,859,851 Warrant Shares (the “Issuance Warrant Shares”), subject to adjustment in accordance with its terms, in the form attached hereto as Annex A (the “Warrant”). The issuance of the Warrant by the Company and the acquisition of the Warrant by Warrantholder are referred to herein as the “Warrant Issuance.”

1.2            Closing. The closing of the Warrant Issuance (the “Closing”) shall take place electronically via exchange of executed documents, immediately following the execution and delivery of this Agreement. At the Closing, the Company shall deliver to Amazon in electronic form the Warrant, duly registered in book-entry form and bearing appropriate legends as hereinafter provided for.

Article II

REPRESENTATIONS AND WARRANTIES

2.1            Material Adverse Effect; Due Diligence.

(a)            “Material Adverse Effect” means any change, effect, event, development, circumstance, or occurrence (each, an “Effect”) that, taken individually or when taken together with all other applicable Effects, has been, is, or would reasonably be expected to be materially adverse to (i) the business, assets, condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) the ability of the Company to complete the transactions contemplated by the Transaction Documents or to perform its obligations under the Transaction Documents; provided, however, that in no event shall any Effect, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been, is, or would be, a Material Adverse Effect to the extent resulting from: (A) any change in general economic, market, or political conditions; (B) any change in generally accepted accounting principles in the United States (“GAAP”) or Applicable Law to the extent such change is generally applicable and not specifically directed at the Company or its subsidiaries; (C) any act of war (whether or not declared), armed hostilities, sabotage, or terrorism, or any material escalation or worsening of any such events, or any national disaster, or any national or international calamity; (D) any epidemic or pandemic, including COVID-19 and any evolutions or additional strains, variations or mutations thereof or related or associated epidemics, pandemics or disease outbreaks or anything reasonably arising therefrom, including, without limitation, the values of share prices traded on any stock market or exchange; (E) conditions generally affecting the industry in which the Company and its subsidiaries operate; (F) any failure, in and of itself, to meet internal or published projections, forecasts, targets, or revenue or earnings predictions for any period, as well as any change, in and of itself, by the Company in any projections, forecasts, targets, or revenue or earnings predictions for any period (provided that the underlying causes of such failures (to the extent not otherwise falling within one of the other exceptions in this proviso) may constitute or be taken into account in determining whether there has been, is, or would be a Material Adverse Effect); or (G) any change in the price or trading volume of the Ordinary Shares (provided that the underlying causes of such change (to the extent not otherwise falling within one of the other exceptions in this proviso) may constitute or be taken into account in determining whether there has been, is, or would be a Material Adverse Effect); provided, further, that any Effect referred to in clauses (A) through (E) may be taken into account in determining whether or not there has been, is, or would be a Material Adverse Effect to the extent such Effect has a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, as compared to other similarly situated participants in the industry in which the Company and its subsidiaries operate.

(b)            Amazon acknowledges that it has had an opportunity to conduct such review and analysis of the business, assets, condition, operations, and prospects of the Company and its subsidiaries, including an opportunity to ask such questions of management and to review such information maintained by the Company and its subsidiaries, in each case as it considers sufficient for the purpose of consummating the transactions contemplated by the Transaction Documents. Each party further acknowledges that it has had such an opportunity to consult with its own counsel, financial and tax advisers, and other professional advisers as it believes is sufficient for purposes of the transactions contemplated by the other Transaction Documents.

2.2            Representations and Warranties of the Company. Except as set forth in the SEC Reports (other than any information in the “Risk Factors” or “Cautionary Note Regarding Forward-Looking Statements” sections of such SEC Reports) or as set forth in the Company Disclosure Schedule attached hereto, the Company represents and warrants as of the date of this Agreement, and in the case of the representation in the last sentence of Section 2.2(c), as of the date of each issuance of Warrant Shares, to Amazon that:

(a)            Organization and Authority. The Company has been duly incorporated and is validly existing as a corporation, including having paid all necessary taxes and fees and filed all necessary reports, under the laws of Singapore, with full corporate power and authority to own its properties and conduct its business in all material respects as currently conducted, and except as would not constitute a Material Adverse Effect, has been and is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction (as such legal concept may be applied to the fullest extent possible) in which its ownership or leasing of property or the conduct of its business requires such qualification. The Company has made available to Amazon complete and correct copies of the Company’s Organizational Documents, as of the date of this Agreement, and each as so delivered is in full force and effect.

(b)            Capitalization. The issued and outstanding share capital of the Company immediately prior to the execution hereof consists of 373,956,519 Ordinary Shares. The Company has (A) 12,783,190 Ordinary Shares subject to issuance pursuant to restricted share units and performance-based restricted share units, and (B) 11,468,223 Ordinary Shares available for future grant under the Company Share Plans. The outstanding Ordinary Shares have been, and the Ordinary Shares issuable under any Company Share Plan will be, duly authorized and validly issued, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights, the Company’s Organizational Documents, or any Applicable Law). Except as set forth above or in accordance with the Warrant, there are no (1) capital shares or other Equity Securities or Voting Securities of the Company authorized, subject to issuance, issued, or outstanding, (2) options, warrants, calls, preemptive rights, subscription, or other rights, instruments, agreements, arrangements, or commitments of any character obligating the Company or any of its subsidiaries to issue, transfer, or sell or cause to be issued, transferred, or sold any capital shares or other Equity Securities or Voting Security in the Company or any securities or instruments convertible into or exchangeable for such capital shares or other Equity Securities or Voting Securities or obligating the Company or any of its subsidiaries to grant, extend, or enter into any such option, warrant, call, preemptive right, subscription, or other right, instrument, agreement, arrangement, or commitment, (3) outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem, or otherwise acquire any capital shares or other Equity Securities or Voting Securities of the Company or (4) issued or outstanding performance awards, units, rights to receive any capital shares, or other Equity Securities or Voting Securities of the Company on a deferred basis, or rights to purchase or receive any capital shares or Equity Securities or Voting Securities issued or granted by the Company to any current or former director, officer, employee, or consultant of the Company. No subsidiary of the Company owns any capital shares or other Equity Securities or Voting Securities of the Company. There are no voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is a party with respect to the voting of the capital shares or other Equity Securities or Voting Securities of the Company. All options granted and shares subject to issuance or issued under the Company’s incentive plans and, if applicable, employee stock purchase plan (collectively, the “Company Share Plans”) have been granted and issued in all material respects in full compliance with the respective Company Share Plan and Applicable Law. The issuance of the Warrant and the Warrant Shares will not result in any adjustment to the conversion price or exercise price of any Equity Securities of the Company that are convertible into, or exercisable or exchangeable for, Ordinary Shares. As of immediately after the execution hereof, assuming the issuance of the Warrant Shares in full, the number of Warrant Shares equals [***]% of the outstanding Ordinary Shares on a fully diluted basis.

(c)            The Warrant and Warrant Shares. The Warrant has been duly authorized by the Company and constitutes a valid, legal, and binding obligation of the Company in accordance with its terms, except as the same may be limited by the Bankruptcy and Equity Exceptions. The Warrant Shares have been duly authorized for issuance upon exercise of the Warrant, and when so issued, paid for, and delivered upon due exercise of the Warrant, will be validly issued, fully paid and nonassessable, and free and clear of any liens or encumbrances, other than liens or encumbrances created by the Transaction Documents, arising as a matter of Applicable Law or created by or at the direction of Amazon or any of its subsidiaries. The Board and the transaction committee of the Board have adopted resolutions approving the issuance of an amount of the Company’s Ordinary Shares equal to the Issuance Warrant Shares for the Warrant (the “Closing Allotment”).

(d)            Authorization, Enforceability.

(i)             The Company has full power and authority to execute and deliver this Agreement and the other Transaction Documents, as applicable, to consummate the transactions contemplated hereby and thereby, and to carry out its obligations hereunder and thereunder. The execution, delivery, and performance by the Company of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and its shareholders, and no further approval or authorization is required on the part of the Company or its shareholders. This Agreement and the other Transaction Documents, assuming the due authorization, execution, and delivery by the other parties hereto and thereto, are valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity (“Bankruptcy and Equity Exceptions”).

(ii)            The execution, delivery, and performance by the Company of this Agreement and the other Transaction Documents, as applicable, and the consummation of the transactions contemplated hereby and thereby and compliance by the Company with any of the provisions hereof and thereof, will not (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge, or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under any of the terms, conditions, or provisions of (x) its Organizational Documents or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries may be bound, or to which the Company or any of its subsidiaries or any of the properties or assets of the Company or any of its subsidiaries is subject; (B) subject to compliance with the statutes, rules and regulations referred to in the next paragraph, violate any Applicable Law or Order applicable to the Company or any of its subsidiaries or any of their respective properties or assets except, in the case of clauses (A)(y) and (B), for those occurrences that would not constitute a Material Adverse Effect; (C) result in any payment (including severance, unemployment compensation, forgiveness of indebtedness, or otherwise) becoming due to any director or any employee of the Company or any of its subsidiaries under any employment, compensation or benefit plan, program, policy, agreement, or arrangement that is sponsored, maintained, or contributed to by the Company or any of its subsidiaries (each, a “Company Benefit Plan”) or otherwise; (D) increase any benefits otherwise payable under any Company Benefit Plan; (E) result in any acceleration of the time of payment or vesting of any such benefits; (F) require the funding or acceleration of funding of any trust or other funding vehicle; or (G) constitute a “change in control,” “change of control,” or other similar term under any Company Benefit Plan; provided, however, that the foregoing shall not be deemed to include payments or other benefits under a Company Benefit Plan that (a) give effect to the Company’s performance of the Transaction Documents insofar as that performance impacts the Company’s overall results of operations, or (b) are made to any individual whose compensation is based in part on performance that is impacted by the Company’s performance of the Transaction Documents.

(iii)           Other than (A) such notices, filings, exemptions, reviews, authorizations, consents, or approvals as have been made or obtained as of the date hereof, and (B) notices, filings, exemptions, reviews, authorizations, consents, or approvals as may be required under, and other applicable requirements of (1) any Antitrust Laws, to the extent applicable, (2) the Exchange Act, (3) the Securities Act, (4) the Principal Trading Market, and (5) the Accounting and Corporate Regulatory Authority of Singapore, no notice to, filing with, exemption, or review by, or authorization, consent, or approval of, any Governmental Entity is required to be made or obtained by the Company or any of its subsidiaries in connection with the consummation by the Company or any of its subsidiaries of the Warrant Issuance and the other transactions contemplated hereby and by the other Transaction Documents, except for any such notices, filings, exemptions, reviews, authorizations, consents, and approvals, the failure of which to make or obtain, would not constitute a Material Adverse Effect.

(e)            Company Financial Statements; Internal Controls.

(i)            Each of the consolidated financial statements included in the SEC Reports (A) complied as to form, as of their respective dates of filing with the Commission, in all material respects with the applicable accounting requirements and with the rules and regulations of the Commission, (B) was prepared in accordance with GAAP, in all material respects, applied on a consistent basis during the periods involved (except as may be indicated in such financial statements or in the notes thereto and subject, in the case of unaudited statements, to normal year-end audit adjustments and the absence of footnote disclosures), and (C) fairly presents, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its subsidiaries as of the dates and for the periods referred to in such financial statements except to the extent such financial statements have been modified or superseded by later SEC Reports, and except, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X under the Exchange Act and in accordance with Sections 13 or 15(d) of the Exchange Act and for normal year-end audit adjustments which would not be material in amount or effect.

(ii)           Neither the Company nor any of the Company’s subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership, or any similar agreement or arrangement, where the result, purpose, or effect of such agreement or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its subsidiaries in the SEC Reports (including the financial statements contained therein).

(iii)          The Company has designed and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting. The Company (A) has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) to provide reasonable assurance that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the rules, regulations, and forms of the Commission, and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure, and (B) has disclosed, based on its most recent evaluation of internal control over financial reporting, to the Company’s outside auditors and the Audit Committee of the Board (x) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that would reasonably be expected to adversely affect the Company’s ability to record, process, summarize, and report financial information, and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting, all of which information described in clauses (x) and (y) above has been disclosed by the Company to Amazon prior to the date hereof. Any material change in internal control over financial reporting required to be disclosed in any SEC Report has been so disclosed.

(iv)          Since March 31, 2025, neither the Company nor any of its subsidiaries has received any material complaint, allegation, assertion, or claim regarding the accounting or auditing practices, procedures, methodologies, or methods of the Company or any of its subsidiaries or their respective internal accounting controls.

(v)           Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended (“SOX”), with respect to the SEC Reports, and the statements contained in such certifications were true and complete on the date such certifications were made. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in SOX.

(f)             No Material Adverse Effect. Since March 31, 2025, no Material Adverse Effect has occurred.

(g)            Reports.

(i)            Since March 31, 2025, the Company has complied in all material respects with the filing requirements of the Exchange Act and of the Securities Act.

(ii)           The SEC Reports, when they became effective or were filed with the Commission as the case may be, complied in all material respects with the requirements of the Securities Act, the Exchange Act, and SOX as applicable, and none of such documents, when they became effective or were filed with the Commission, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later SEC Reports filed or furnished and publicly available prior to the date of this Agreement.

(h)            Litigation and Liabilities. Since March 31, 2025, (a) there have been, and there are, no civil, criminal, or administrative actions, suits, claims, hearings, arbitrations, investigations, or other proceedings pending, or to the knowledge of the Company, threatened against the Company or any of its subsidiaries that (i) relate to the Warrant or Warrant Shares, (ii) challenge the validity or enforceability of the Company’s obligations under this Agreement or the Transaction Documents to which the Company is or will be a party, or (iii) would, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect, and (b) neither the Company nor any of its subsidiaries has incurred any obligations or liabilities that, individually or in the aggregate, have had or would likely result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries is a party to or subject to the provisions of any material Order.

(i)            Anti-Takeover Provisions. The actions taken by the Board to approve this Agreement, the Transaction Documents, and the transactions contemplated hereby and thereby, assuming the accuracy of the representations and warranties of Amazon set forth in Section 2.3(c), constitute all action necessary to render inapplicable to this Agreement, the Transaction Documents, and the transactions contemplated hereby and thereby, the Anti-Takeover Provisions. The Company is not a party to any shareholder rights plan or “poison pill” agreement.

(j)            Registration Rights. The Company has not granted to any Person the right to request or require the Company to register any securities issued by the Company other than the rights granted to Amazon in accordance with Article VI of this Agreement or such rights that have expired in accordance with their terms.

(k)            Brokers; Fees and Expenses. No broker, investment banker, financial advisor, or other Person is entitled to any broker’s, finder’s, financial advisor’s, or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement or the other Transaction Documents based upon arrangements made by or on behalf of the Company.

(l)             Covered Foreign Persons. The Company is not a “covered foreign person” within the meaning of 31 C.F.R. § 850.209 and it will not transfer or use any of the capital contributed by the Warrantholder as part of the transaction contemplated by this Agreement to fund any “covered foreign person”. The Company (i) does not engage in, and does not plan to engage in, any “covered activity” within the meaning of 31 C.F.R. § 850.208, and (ii) does not directly or indirectly hold a board seat on, any voting or equity interest in, or any contractual power to direct or cause the direction of the management or policies, of any person or persons of a country of concern, as defined in 31 C.F.R. § 850.221, from which the Company attributes more than 50 percent of its revenue, net income, capital expenditure, or operating expenses on an annual basis, individually or as aggregated across such Persons.

2.3            Representations and Warranties of Amazon. Amazon hereby represents and warrants as of the date of this Agreement to the Company that:

(a)            Organization. Amazon has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and conduct its business in all material respects as currently conducted. Each subsidiary of Amazon that is party to a Transaction Document is duly formed and validly existing in good standing under the laws of its jurisdiction of formation, with the corporate or analogous power and authority to own its properties and conduct its business in all material respects as currently conducted.

(b)            Authorization, Enforceability.

(i)            Amazon and each of its subsidiaries that is a party to any other Transaction Document have the corporate or analogous power and authority to execute and deliver this Agreement and the other Transaction Documents to which they are a party, to consummate the transactions contemplated hereby and thereby, and to carry out their obligations hereunder and thereunder. The execution, delivery, and performance by Amazon, and by each of its subsidiaries that is a party to any other Transaction Document, as applicable, of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or analogous action on its part, or such subsidiary’s part, as applicable, and no further approval or authorization is required on its part, or such subsidiary’s part, as applicable. This Agreement and the other Transaction Documents, assuming the due authorization, execution, and delivery by the other parties hereto and thereto, are valid and binding obligations of Amazon and such subsidiary, as applicable, enforceable against it and such subsidiary, as applicable, in accordance with their respective terms, except as the same may be limited by Bankruptcy and Equity Exceptions. Notwithstanding anything to the contrary contained herein, the exercise of the Warrant may require further board of directors (or analogous) approvals or authorizations on the part of Amazon or such subsidiary, as applicable (the “Exercise Approval”).

(ii)            The execution, delivery, and performance by Amazon, or any of its subsidiaries, as applicable, of this Agreement and the other Transaction Documents to which it or any such subsidiary is a party and the consummation of the transactions contemplated hereby and thereby and compliance by it, and such subsidiary, as applicable, with any of the provisions hereof and thereof, will not (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge, or encumbrance upon any of its material properties or material assets under any of the terms, conditions, or provisions of (x) subject to Exercise Approval, its, or such subsidiary’s, as applicable, Organizational Documents or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, or other instrument or obligation to which it, or such subsidiary, as applicable, is a party or by which it, or such subsidiary, as applicable, may be bound, or to which it, or such subsidiary, as applicable, or any of its, or such subsidiary’s, as applicable, properties or assets are subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any Applicable Law or Order applicable to it, or such subsidiary, as applicable, or any of its, or such subsidiary’s, as applicable, properties or assets except, in the case of clauses (A)(y) and (B), for those occurrences that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on the ability of Amazon to complete the transactions contemplated by the Transaction Documents or to perform its obligations under the Transaction Documents.

(iii)          Other than (A) such notices, filings, exemptions, reviews, authorizations, consents, or approvals as have been made or obtained as of the date hereof, and (B) notices, filings, exemptions, reviews, authorizations, consents, or approvals as may be required under, and other applicable requirements of (1) any Antitrust Laws, to the extent applicable, (2) the Exchange Act, and (3) the Securities Act, no notice to, filing with, exemption, or review by, or authorization, consent, or approval of, any Governmental Entity is required to be made or obtained by Amazon or any of its subsidiaries in connection with the consummation by Amazon or any of its subsidiaries of the Warrant Issuance and the other transactions contemplated hereby and by the other Transaction Documents, except for any such notices, filings, exemptions, reviews, authorizations, consents and approvals the failure of which to make or obtain have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Amazon to complete the transactions contemplated by the Transaction Documents or to perform its obligations under the Transaction Documents.

(c)            Ownership. Other than in connection with this Agreement and the other Transaction Documents, neither Amazon nor Warrantholder is the Beneficial Owner of (i) any Ordinary Shares or (ii) any securities or other instruments representing the right to acquire Ordinary Shares.

(d)            Brokers; Fees and Expenses. No broker, investment banker, financial advisor, or other Person is entitled to any broker, finder, financial advisory, or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement or the other Transaction Documents based upon arrangements made by or on behalf of Amazon or Warrantholder.

2.4            Survival. The representations and warranties in this Agreement shall survive for twelve (12) months following the Closing; provided that (i) the representations in Sections 2.2(a), (b), (c), (d), (j), and (k) and Sections 2.3(a), (b), (c) and (d) shall survive until the 12-month anniversary of the earlier of (A) the Expiration Time, and (B) the issuance date of Warrant Shares in connection with the exercise of all remaining Warrant Shares, such that this Warrant has either lapsed and become null and void or been exercised in accordance with the terms of the Warrant. The parties agree that the limitations set forth in the prior sentence shall not apply in the case of gross negligence, fraud, intentional misrepresentation, or intentional breach on the part of the party giving the relevant representation and warranty.

Article III

COVENANTS

3.1           Efforts.

(a)            Without prejudice to the terms and conditions hereof (including the remainder of this Section 3.1) and the other Transaction Documents, each party shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or desirable under Applicable Law to carry out the provisions hereof and thereof and give effect to the transactions contemplated hereby and thereby. In furtherance and not in limitation of the foregoing, each of the parties shall (i) subject to the provisions of this Section 3.1, including Section 3.1(d), use its commercially reasonable efforts to obtain as promptly as reasonably practicable and advisable (as determined in good faith by Amazon after consultation with the Company in accordance with the first sentence of Section 3.1(d)) all exemptions, authorizations, consents, or approvals from, and to make all filings with and to give all notices to, all third parties, including any Governmental Entities, required in connection with the transactions contemplated by this Agreement and the other Transaction Documents (including as may be required upon one or more exercises of Warrant Shares, and whether such approvals arise from Antitrust Laws or otherwise, or one or more sales of Warrant Shares), which, for the avoidance of doubt, shall include providing, as promptly as reasonably practicable and advisable, such information to any Governmental Entity as such Governmental Entity may request in connection therewith, and (ii) cooperate fully with the other party in promptly seeking to obtain all such exemptions, authorizations, consents, or approvals and to make all such filings and give such notices.

(b)            Without limiting the generality of the foregoing, as promptly as practicable after written notice from Amazon (but in the case of the HSR Act, no later than ten (10) Business Days after such written notice), and in any event no later than in accordance with established regulatory time frames, the parties shall (i) file any Notification and Report Forms required or advisable under the HSR Act with the Federal Trade Commission and the United States Department of Justice and (ii) file, make or give, as applicable, all other filings, requests, or notices required or advisable under any other Antitrust Laws, in each case with respect to the issuance of the Warrant Shares (the “Initial Filing Transaction”) (the filings, requests and notices described in the foregoing clauses (i) and (ii), collectively, the “Initial Antitrust Filings”). In addition, following the receipt of the Initial Antitrust Clearance, to the extent required or advisable by Applicable Law (including, for the avoidance of doubt, any Antitrust Law) in connection with any further issuance of Warrant Shares (in each case, whether in full or in part), the parties shall file, make, or give, as applicable, as promptly as reasonably practicable and advisable (as determined in good faith by Amazon after consultation with the Company in accordance with the first sentence of Section 3.1(d)), any further filings, requests, or notices required under any Antitrust Laws, including the HSR Act. Without limiting the generality of the foregoing, each party shall supply as promptly as reasonably practicable to the appropriate Governmental Entities, and in any event no later than in accordance with established regulatory time frames, any information and documentary material that may be required under the HSR Act or any other Antitrust Laws. For purposes of this Agreement, the term “Initial Antitrust Clearance” as of any time means (x) prior to such time, the expiration or termination of the waiting period under the HSR Act and the receipt of all exemptions, authorizations, consents, or approvals, the making of all filings and the giving of all notices, and the expiration of all waiting periods, subject to any other Antitrust Laws, in each case to the extent required with respect to the Initial Filing Transaction, and (y) the absence at such time of any Applicable Law or Order issued by any court of competent jurisdiction or other legal restraint or prohibition under any Antitrust Law, in each case that has the effect of preventing the consummation of any issuances of Warrant Shares.

(c)            Subject to the terms and conditions hereof (including the remainder of this Section 3.1) and the other Transaction Documents, and only to the extent required under the Antitrust Laws, each of the parties shall use its commercially reasonable efforts to avoid or eliminate each and every impediment under any Antitrust Laws that may be asserted by any Governmental Entity, so as to enable the parties to give effect to the transactions contemplated hereby and by the other Transaction Documents in accordance with the terms hereof and thereof; provided, that notwithstanding anything to the contrary contained herein or in any of the other Transaction Documents, nothing in this Section 3.1 shall require, or be construed to require, any party or any of its Affiliates to agree to (and no party or any of its Affiliates shall agree to, without the prior written consent of the other parties): (i) sell, hold separate, divest, discontinue, or limit (or accept any conditions relating to, or changes or restrictions in, the operation of) any assets, businesses, or interests of it or its Affiliates (irrespective of whether or not such assets, businesses, or interests are related to, are the subject matter of, or could be affected by the transactions contemplated by the Transaction Documents); (ii) without limiting clause (i) in any respect, accept any conditions relating to, or changes or restrictions in, the operations of any such assets, businesses, or interests that would reasonably be expected to adversely impact (x) the business of, or the financial, business, or strategic benefits of, the transactions contemplated hereby or by any of the other Transaction Documents to it or its Affiliates, or (y) any other assets, businesses, or interests of it or its Affiliates; (iii) without limiting clause (i) in any respect, accept any modification or waiver of the terms and conditions of this Agreement or any of the other Transaction Documents that would reasonably be expected to adversely impact (x) the business of, or financial, business, or strategic benefits of, the transactions contemplated hereby or by any of the other Transaction Documents to it or its Affiliates, or (y) any other assets, businesses, or interests of it or its Affiliates; or (iv) without limiting clause (i) in any respect, take any action that would materially impair the value to Amazon of the transactions contemplated hereby.

(d)            Amazon shall have the principal responsibility for devising and implementing the strategy (including with respect to the timing of filings) for obtaining any exemptions, authorizations, consents, or approvals required or advisable under the HSR Act or any other Antitrust Laws in connection with the transactions contemplated hereby and by the other Transaction Documents; provided, however, that Amazon shall consult in advance with the Company and shall give good faith consideration to the Company’s views regarding the overall antitrust strategy. Each of the parties shall promptly notify the other party of, and if in writing, furnish the other with copies of (or, in the case of oral communications, advise the other of), any substantive communication that it or any of its Affiliates receives from any Governmental Entity, whether written or oral, relating to the matters that are the subject of this Agreement or any of the other Transaction Documents, and to the extent reasonably practicable, permit the other party to review in advance any proposed substantive written communication by such party to any Governmental Entity and consider in good faith the other party’s reasonable comments on any such proposed substantive written communications prior to their submission. No party shall, and each party shall cause its Affiliates not to, participate or agree to participate in any substantive meeting or communication with any Governmental Entity in respect of the subject matter of the Transaction Documents, including on a “no names” or hypothetical basis, unless (to the extent practicable) it or they consult with the other party in advance, and to the extent practicable and permitted by such Governmental Entity, give the other party the opportunity to jointly prepare for, attend, and participate in such meeting or communication. The parties shall (and shall cause their subsidiaries and Representatives to) coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other party may reasonably request in connection with the matters described in this Section 3.1, including (x) furnishing to each other all information reasonably requested to determine the jurisdictions in which a filing or submission under any Antitrust Law is required or advisable, (y) furnishing to each other all information required for any filing or submission under any Antitrust Law, and (z) keeping each other reasonably informed with respect to the status of each exemption, authorization, consent, approval, filing, and notice under any Antitrust Law, in each case, in connection with the matters that are the subject of this Agreement or any of the other Transaction Documents. The parties shall provide each other with copies of all substantive correspondence, filings, or communications between them or any of their Affiliates or Representatives, on the one hand, and any Governmental Entity or members of its staff, on the other hand, relating to the matters that are the subject of this Agreement or any of the other Transaction Documents; provided that such material may be redacted as necessary to (1) comply with contractual arrangements, (2) address good faith legal privilege or confidentiality concerns, and (3) comply with Applicable Law.

(e)            Subject to the other provisions of this Agreement, including in this Section 3.1, in the event that any arbitral, administrative, judicial, or analogous action, claim, or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or any other third party relating to or in connection with the transactions contemplated hereby or by any of the Non-Commercial Documents (“Transaction Litigation”), neither party shall be required to contest and resist any such Transaction Litigation or to seek to have vacated, lifted, reversed, or overturned any Order, whether temporary, preliminary, or permanent, that is in effect and that prohibits, prevents, or restricts consummation or implementation of the transactions contemplated hereby or by any of the Non-Commercial Documents .. Upon either (i) the issuance of a non-appealable permanent Order that prohibits, prevents, or restricts consummation or implementation of the transactions contemplated hereby or by any of the Non-Commercial Documents, or (ii) a termination by Amazon under Section 8.1(a)(ii) hereof, this Agreement and the Warrant shall immediately and automatically be terminated; provided, however, that the parties hereto agree to cooperate with each other to execute and deliver any further instruments or documents and to take all such further action (1) to make Amazon economically the same as if the Warrant had not terminated, including, without limitation, providing for the benefit of Amazon’s vesting under the Warrant that occurred prior to such automatic termination, and (2) with respect to unvested Warrant Shares, to preserve for Amazon the effect of Vesting Events occurring after such automatic termination, assuming such Vesting Events occur. Each party shall keep the other party reasonably informed with respect to any Transaction Litigation unless doing so would reasonably be likely to jeopardize any privilege of such party regarding any such Transaction Litigation (subject to such party using commercially reasonable efforts to develop and implement, and cooperating in good faith with the other party in developing and implementing, reasonable alternative arrangements to provide such other party with such information). Subject to the immediately preceding sentence, each party shall promptly advise the other party orally and in writing in connection with, and shall consult with each other with respect to, any Transaction Litigation and shall in good faith give consideration to each other’s advice with respect to such Transaction Litigation.

(f)             In the event of Transaction Litigation where a party hereto or its Affiliates is a named defendant and the other party hereto or its Affiliates is either (i) not a named defendant, or (ii) a named defendant with respect to aiding and abetting the named defendant (“Specified Defendant”), the party who is or its Affiliates are a named defendant shall indemnify and reimburse the Specified Defendant for its Losses incurred in connection with such Transaction Litigation; provided that, in the case of any Transaction Litigation which arises under the HSR Act or any of the Antitrust Laws, each party hereto shall bear its own Losses.

(g)            As promptly as practicable following the date hereof, the Company shall adopt such amendments and take such further actions and do or cause to be done all things necessary, proper, or advisable under Applicable Law to prevent the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby from constituting a “change in control,” “change of control,” or other similar term under any Company Benefit Plan.

(h)            Notwithstanding anything herein to the contrary, from and after the earliest of (i) the exercise of the Warrant or, as applicable, the New Warrant, in each case in full, (ii) the expiration, termination, or cancellation of the Warrant or, as applicable, the New Warrant, without the Warrant or the New Warrant having been exercised in full, or (iii) the satisfaction and fulfillment of Section 2(iv) of the Warrant and any provisions reasonably associated therewith, no party shall have any further obligations under this Section 3.1; provided, that this Section 3.1(h) shall in no way relieve any party with respect to any breach by such party of this Section 3.1 prior to such time.

(i)             Without limitation to any provisions of the Warrant, with respect to this Warrant and the New Warrant, the Company shall secure all necessary approvals of regulatory or other governmental bodies, the Principal Trading Market, or other applicable securities exchange, corporate, or shareholder approvals or exemptions. Failure to promptly obtain any required approvals described in the previous sentence shall constitute a breach of this Agreement.

3.2            Public Announcements.

(a)            The parties acknowledge that the Company’s initial announcement of the transactions contemplated by this Agreement and the other Transaction Documents to customers, suppliers, investors, employees, and otherwise (the “Initial Announcement”) and the timing thereof has been agreed by the parties, which Initial Announcement shall be a Form 8-K to be filed by the Company promptly after the date hereof with this Agreement and the Warrant as exhibits thereto (but, for the sake of clarity, without any narrative or exhibits related to the Commercial Arrangements except with respect to the vesting provisions of the Warrant as such disclosure has been agreed by the parties) but redacted as has been agreed by the parties (the “Form 8-K”). Other than the filing of the Form 8-K, except as required by the Commercial Arrangements, Applicable Law or by the rules or requirements of any stock exchange on which the securities of a party are listed, no party shall make, or cause to be made, or permit any of its Affiliates to make, any press release or public announcement or other similar communications in respect of the Transaction Documents or the transactions contemplated thereby without prior written consent (not to be unreasonably withheld, conditioned, or delayed) of the other party, to the extent such release, announcement, or communication relates to the transactions contemplated hereby or by any of the other Transaction Documents. Notwithstanding the foregoing, no party shall be required to receive the consent of the other party to any release, announcement, or communication (including any filing required to be made under the Exchange Act or the Securities Act) to the extent such release, announcement, or communication includes information (i) with respect to the transactions contemplated hereby or by any of the other Transaction Documents that is the same (but for changes in formatting, ordering, or inclusion of unrelated matters) as the Initial Announcement, provided that such release, announcement, or communication follows the Initial Announcement; (ii) that is the same (but for changes in formatting, ordering, or inclusion of unrelated matters) as releases, announcements, or other communications previously consented to by the other party in accordance with this Section 3.2; (iii) that is required to be disclosed under GAAP (and, for the avoidance of doubt, the Company shall have the sole right to determine the valuation of the Warrant for purposes of GAAP); (iv) that has previously been released by either of the parties hereto in respect of the transactions contemplated hereby or the Transaction Documents without any violation of the terms of this Agreement; or (v) as may be required in connection with any Form 4, Schedule 13D, Schedule 13G, Form 8-K, Form 10-Q, Form 10-K, Schedule 14A, or other disclosure required by the Commission, the Principal Trading Market, or other Governmental Entity to be made by Amazon or the Company in connection with the transactions contemplated by the Transaction Documents. Notwithstanding the preceding sentence, to the extent any disclosure (including communications with investors and analysts) relates to the Transaction Documents or any transaction contemplated thereby and contains any information not included with the Initial Announcement or releases, announcements, or other communications previously consented to by the other party in accordance with this Section 3.2 or that has previously been released by either of the parties hereto in respect of the transactions contemplated hereby or the Transaction Documents without any violation of the terms of this Agreement, such disclosure shall be subject to: (A) the prior consent of the other party (unless it is required to be in such form under Applicable Law), which shall not be unreasonably withheld, conditioned, or delayed, and (B) a reasonable opportunity to propose revisions by the other party, and which revisions such party shall make absent a reasonable basis for objection (and shall provide the other party prompt notice of any such objection and the basis therefor and a reasonable opportunity to consider and discuss such objection).

(b)            Without limiting the foregoing, in recognition of the importance to the Company and Amazon of taking appropriate steps to maintain the confidentiality of agreements between the parties from the parties’ customers, competitors, and suppliers, in the event that the Company is requested by the Commission, the Principal Trading Market, or any other regulatory body or stock exchange (the Commission, the Principal Trading Market, and each such other regulatory body or stock exchange, a “Disclosure Agency”), or legally required to file or otherwise submit any agreement to which Amazon is a party other than this Agreement and the Warrant (each a “Disclosable Agreement”), or any excerpt from, summary of, or information relating to any Disclosable Agreement with or to a Disclosure Agency, the filing or submission of which involves or could result in public disclosure of such Disclosable Agreement or excerpt therefrom, summary thereof, or information relating thereto, the Company will (1) promptly notify Amazon of such request or requirement to file or otherwise submit the Disclosable Agreement or any excerpt therefrom, summary thereof, or information relating thereto and any applicable deadline for making such filing or submission, (2) use reasonable efforts to persuade the Disclosure Agency that the Company is not required to file or otherwise submit the Disclosable Agreement in connection with Applicable Laws, and, to the extent such efforts are not successful, (3) provide Amazon with a reasonable opportunity to request (i) a redaction of any information in the Disclosable Agreement or excerpt therefrom, summary thereof, or information relating thereto (in addition to any redactions proposed by the Company) prior to filing or submitting such Disclosable Agreement, excerpt therefrom, summary thereof, or information relating thereto, and (ii) if requested or required by the Disclosure Agency, the submission of one or more confidential treatment requests in support of such redactions with such arguments as requested by Amazon, including in response to any comments or requests for information issued by the applicable Disclosure Agency, to which, in each case, the Company shall agree absent a reasonable basis for objection (and shall provide Amazon prompt notice of any such objection and the basis therefor and a reasonable opportunity to consider and discuss such objection with the Company), (4) provide Amazon (i) with copies of any comments and all other communications received from the applicable Disclosure Agency with respect to the Disclosable Agreement or confidential treatment thereof (including a reasonable summary of any oral communications or other comments received other than in writing) as promptly as reasonably practicable and (ii) with the Company’s proposed response to such comments at least three (3) Business Days before such response is submitted to the applicable Disclosure Agency, and (5) provide Amazon with a reasonable opportunity to propose revisions within such time period to such proposed response as requested by Amazon, and which revisions the Company shall make absent a reasonable basis for objection (and shall provide Amazon prompt notice of any such objection and the basis therefor and a reasonable opportunity to consider and discuss such objection with the Company), and as applicable, use its commercially reasonable efforts in responding to any such comments in order to pursue assurance that confidential treatment will be granted. The Company will not file any Disclosable Agreement, any excerpt therefrom, summary or portion thereof, or information relating thereto with any Governmental Entity or regulatory body, including any Disclosure Agency, or disclose any other confidential and/or commercially sensitive information in any manner, except to the extent (i) permitted above, or (ii) the Company determines in good faith based on the written advice of outside counsel that making such filing or submission without adhering to the requirements set forth above is necessary to comply with Applicable Law. Notwithstanding anything in Section 8.1 of this Agreement to the contrary, the provisions of this Section 3.2(b) will survive for so long as any Commercial Arrangements remain in effect.

3.3            Expenses. Unless otherwise provided in any Transaction Document, each of the parties shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated under the Transaction Documents, including fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel. Notwithstanding anything to the contrary in this Agreement, any and all stamp, documentary, filing, recordation, registration and other similar taxes, together with any interest, additions, fines, costs or penalties imposed, assessed or collected in connection with this Agreement and the transaction contemplated hereby shall be borne by the Company.

3.4            Tax Treatment. Amazon and the Company agree to treat the Warrant Issuance (i) as a closed, taxable transaction occurring on the date of the Warrant Issuance, rather than as an open transaction, for U.S. federal, state, and local tax purposes, and (ii) not as a transaction in connection with the performance of services within the meaning of Section 83 of the Code. Amazon shall control the valuation of the Warrant for all relevant U.S. federal, state, and local tax purposes and shall engage a nationally recognized valuation firm to prepare such valuation within a reasonable amount of time following the date hereof. Upon completion of any release form required by the valuation firm prior to receipt of any information prepared on Amazon’s behalf, Amazon shall provide the Company with a draft of the valuation report, and Amazon shall consider in good faith any comments provided by the Company regarding the valuation report. Neither Amazon nor the Company shall take any position for tax purposes that is inconsistent with the foregoing, unless required by a determination (within the meaning of Section 1313(a) of the Code).

3.5            MNPI. Except as is otherwise required pursuant to the terms of this Agreement, the Company shall not, and shall cause its subsidiaries not to, provide material nonpublic information to Amazon, its Affiliates or their Representatives, except for communications directly related to satisfaction of any conditions under or obligations of the Warrant or the performance of the commercial relationship between the Company and its Affiliates, on one hand, and Amazon or its Affiliates, on the other hand.

3.6            Certain Activities. The Company shall not engage in any “covered activity” within the meaning of 31 C.F.R. § 850.208 or otherwise take any action that would cause the Company to be a “covered foreign person” within the meaning of 31 C.F.R. § 850.209.

3.7            Allotment Covenants. The Company shall not issue more than 18.5% of the Ordinary Share Measurement Amount from the allotment authorized by the Company’s shareholders for issuance by the Board between the Company’s 2025 annual general meeting of shareholders and the Company’s 2026 annual general meeting of shareholders, excluding however Ordinary Shares that may be issued as part of the Reserved Allotment (but including the Closing Allotment). The “Ordinary Share Measurement Amount” is defined as the total issued and outstanding Ordinary Shares as of the date of the passing of Proposal No. 4 as set forth in the Company’s definitive proxy statement for its 2025 annual general meeting of shareholders for the allotment and issuance of Ordinary Shares pursuant to Section 161 of the Companies Act 1967. The Company covenants that a total of 1.5% of the Ordinary Share Measurement Amount (the “Reserved Allotment”) will be available through the Expiration Time for any adjustments under Section 8 of the Warrant or issuances of any warrants in physical certificated form upon transfer of the Warrant (or any successor instrument thereof) or partial exercise thereof. The Company further represents and covenants that, unless and until the Company has undertaken a Certain Reclassification, it will not engage in a share split without prior shareholder authorization and that, in accordance with Section 8(xi) of the Warrant, if the Company seeks shareholder authorization for a share split, it shall include in such proposal any necessary authorization to adjust the Warrant to reflect the split and have the split be conditioned upon receipt of such authorization unless the Company otherwise has shares available for issuance under a separate authorization from the Company’s shareholders to satisfy the necessary adjustment under Section 8 of the Warrant.

Article IV

ADDITIONAL AGREEMENTS

4.1            Acquisition for Investment. Amazon (for itself and on behalf of the Warrantholder) acknowledges that the issuance of the Warrant and the Warrant Shares has not been registered under the Securities Act or under any state securities laws. Amazon (for itself and on behalf of the Warrantholder) (i) acknowledges that it is acquiring the Warrant and the Warrant Shares under an exemption from registration under the Securities Act solely for its own account for investment with no present intention to distribute them to any Person in violation of the Securities Act or any other applicable state securities laws, (ii) agrees that it shall not (and shall not permit its subsidiaries to) sell or otherwise dispose of the Warrant or the Warrant Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable state securities laws and the terms of this Agreement and the Warrant, (iii) acknowledges that it has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Warrant Issuance and of making an informed investment decision, and has conducted a review of the business and affairs of the Company that it considers sufficient and reasonable for purposes of consummating the Warrant Issuance, (iv) acknowledges that it is able to bear the economic risk of the Warrant Issuance and is able to afford a complete loss of such investment, and (v) acknowledges that it is an “accredited investor” (as that term is defined by Rule 501 under the Securities Act).

4.2            Legend.

(a)            Amazon (for itself and on behalf of the Warrantholder) agrees that the Warrant and the New Warrant (including any Warrant or New Warrant issued upon partial exercise or transfer), certificates representing Warrant Shares, and all book-entry electronic instruments representing the Warrant, the New Warrant and the Warrant Shares shall bear any legend that is required by the “blue sky” laws of any state and a restrictive legend substantially to the following effect, if applicable:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD, OR OTHERWISE DISPOSED OF EXCEPT IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNDER AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THIS INSTRUMENT IS ISSUED IN CONNECTION WITH AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A TRANSACTION AGREEMENT, DATED AS OF AUGUST 15, 2025, BY AND BETWEEN THE ISSUER OF THESE SECURITIES AND AMAZON.COM, INC., A DELAWARE CORPORATION, A COPY OF WHICH IS OR WILL BE ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.”

(b)            If and when the Warrant Shares are eligible for resale under an effective registration statement under the Securities Act, or are exempt from registration under Rule 144 of the Securities Act, the Company shall comply with the Delivery Covenants (as defined below) and remove any portion of the legends in clause (a) above that is no longer applicable.

(c)            After receiving a written request under either (b) above, or any notice of exercise or part or all of a Warrant, the Company shall, subject to receipt of any reasonably required documentation from the Warrantholder solely with respect to customary representations concerning the sale of Warrant Shares under an effective registration statement or in compliance with an exemption from registration under the Securities Act, and at its sole expense, including that of its transfer agent and for same day processing with its transfer agent, on or before the third Business Day following receipt of such request or notice, have caused the Company’s transfer agent to:

(i)            if the to-be-issued Warrant Shares remain subject to any restrictive legends, issue such Warrant Shares in book entry form on the branch register of members of the Company’s transfer agent; or

(ii)            if the to-be-issued Warrant Shares are not subject to any restrictive legends, including without limitation being registered on an effective registration statement or are eligible for resale under Rule 144 of the Securities Act, then at Warrantholder’s election, (x) issue such Warrant Shares in book entry form on the branch register of members of the Company’s transfer agent, or (y) at the option of Warrantholder, use either (a) the Depository Trust Company (“DTC”) Direct Registration System (“DRS”) (if the Company participates in DRS) or (b) the DTC Deposit/Withdrawal At Custodian (“DWAC”) system to credit such aggregate number of Warrant Shares to which Warrantholder is entitled in accordance with such exercise to such Warrantholder’s (or its nominee’s) balance account with DTC; provided that Warrantholder consents to the elimination or reduction, as the case may be, of such applicable book entry positions at the Company’s transfer agent.

The obligations set forth in this Section 4.2(c) are referred to as the “Delivery Covenants.”

(d)            If the Company’s transfer agent requires an opinion of counsel to remove any restrictive legends, then, at election of Warrantholder, the Company shall (i) within the timeframe to allow for compliance with the share delivery timeline in clause (c) above, obtain at its own cost an opinion of counsel from a nationally recognized law firm, provided that Warrantholder delivers any reasonably required written representations to support such opinion of counsel, or (ii) instruct the Company’s transfer agent to accept an opinion of counsel obtained by Warrantholder from a nationally recognized law firm in reasonable form and substance.

4.3            Anti-Takeover Provisions. The Company shall not take any action that would prevent Amazon from exercising any of its rights under this Agreement or any of the other Non-Commercial Documents, or any of the transactions contemplated hereby or thereby (excluding, for the sake of clarity, transactions contemplated by the Commercial Arrangements). The Company also shall not take any action that would cause this Agreement or any of the other Transaction Documents, or any of the transactions contemplated hereby or thereby, to be subject to any requirements imposed by any Anti-Takeover Provisions or subject in any manner to any “poison pill” or similar shareholder rights plan, in each case the result of which would be to prevent Amazon from exercising any of its rights under this Agreement or any of the other Transaction Documents, or any of the transactions contemplated hereby or thereby, and shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by the Transaction Documents from any applicable Anti-Takeover Provisions, as now or hereafter in effect.

4.4            Transfers.

(a)            Warrantholder shall be permitted to Transfer (a) any unvested portion of the Warrant to any Affiliate of Warrantholder, and (b) any vested (but not the unvested) portion of the Warrant to any Person who is not a Prohibited Transferee so long as such Transfer is in accordance with Applicable Law (the “Permitted Transfers”). To the extent it has not already done so, each such Transferee will execute a joinder to this Agreement, in which such Transferee agrees to be subject to all covenants and agreements of Amazon under this Agreement and make all the representations and warranties and/or acknowledgements set forth in Section 2.3 (although the representation and warranty in Section 2.3(a) shall be made with respect to the applicable jurisdiction of incorporation and to the extent the concept is applicable in that jurisdiction) and Section 4.1.

(b)            Any Transfer or attempted Transfer of the Warrant in violation of this Section 4.4 shall, to the fullest extent permitted by law, be null and void ab initio, and the Company shall not, and shall instruct its transfer agent and other third parties not to, record or recognize any such purported transaction on the share register or other books and records of the Company.

(c)            Notwithstanding anything to the contrary contained herein:

(i)            the Company acknowledges and agrees that once a Transferee of a Permitted Transfer executes and delivers a joinder to this Agreement in accordance with its terms, such Transferee shall be bound by and have the benefit of such provisions of this Agreement set forth in such joinder as if such Transferee were named in this Agreement as a “party” to this Agreement; provided, however, that for any Transferee that is not an Affiliate of Amazon, if such Transferee is transferred Warrant Shares for 1.0% or more of the outstanding shares of the Company (a “Covered Transferee”), only the provisions of Article I (Warrant Issuance; Closing), Article II (Representations and Warranties), Section 4.2 (Legend), Section 4.5 (Reports under Exchange Act), and Article VIII (Miscellaneous) (the “Fundamental Provisions”), and Article VI (Registration) shall be applicable to and enforceable by such Transferee, and for any Transferee who is neither an Affiliate of Amazon nor a Covered Transferee, only the Fundamental Provisions shall be applicable to and enforceable by such Transferee. In such an event, the Company will execute and deliver a counterpart signature to such joinder agreement; and

(ii)            if any Transferee has not either (A) entered into or is bound by a mutual nondisclosure agreement enforceable directly by the Company on terms that are substantially similar as the Confidentiality Agreement or (B) agreed to be bound by the terms of the Confidentiality Agreement to the same extent as if such Transferee were a party thereto, the Company shall not, notwithstanding any provision of any Transaction Document to the contrary, be required to disclose any Confidential Information to such Transferee unless and until such agreement has been entered into.

(d)            Notwithstanding anything to the contrary in this Agreement or any Transaction Document, no additional authorization by the Board or the Company’s shareholders would be required for any book entry transfer or partial exercise of the Warrant without the issuance of a new warrant instrument, provided that any such transfer or remaining unexercised portion of the Warrant is appropriately reflected in book entry format in the Company’s or designated transfer agent’s applicable ledger.

4.5            Reports under Exchange Act.

(a)            With a view to making available to Amazon the benefits of Rule 144 under the Securities Act and any other Applicable Law of the Commission that may at any time permit Amazon to sell Equity Securities of the Company to the public without registration or subject to a registration on Form S-3, the Company agrees, until and unless the Company is no longer subject to the reporting requirements under Section 13(a) or 15(d) of the Exchange Act, to:

(i)            make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the date hereof;

(ii)            file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(iii)          furnish to Amazon, so long as Amazon or its Affiliates own any Registrable Securities, upon request (x) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and meets the requirements of Rule 144(c) under the Securities Act, and the Exchange Act, or that it qualifies as a registrant whose securities may be resold in accordance with Form S-3 (at any time after it so qualifies), and (y) such other information as may be reasonably requested in availing Amazon or its Affiliates of any rule or regulation of the Commission that permits the selling of any such securities without registration or in accordance with such form.

(b)            Prior to the Specified Date, if the Company becomes delinquent in its public reporting obligations under the Exchange Act or the Securities Act (the “Public Reporting Obligations”), upon notice by Amazon to the Company, the Company shall indemnify Amazon for Losses on each Warrant Share sold by Amazon after the Company is no longer delinquent in its Public Reporting Obligations and in the ninety (90) days after the earlier of (i) the date on which the Company has an effective registration statement on file with respect to the Warrant Shares under which Amazon may sell the Warrant Shares, or (ii) such Warrant Shares are eligible for unlimited sale under Rule 144 without being capped at any volume limitations with respect thereto. The Loss for each Warrant Share shall be the amount, if any, by which the closing price of an Ordinary Share on the last trading day immediately prior to the Company becoming so delinquent exceeds the sale price of such sold Warrant Share.

4.6            Right of Notice. If at any time and from time-to-time prior to the Specified Time the Company proposes to (i) enter into a definitive agreement or any agreement providing for exclusive negotiation thereof with any Person or Group (excluding Amazon or any of its subsidiaries) for an Acquisition Transaction (a “Binding Agreement”), (ii) contact any third party (other than the Company’s investment bankers, accountants, and legal counsel) to initiate a process to explore an Acquisition Transaction (a “Sale Process”), or (iii) recommend that shareholders accept an unsolicited offer from any Person or Group for an Acquisition Transaction (an “Offer Recommendation”), the Company shall promptly, and in any event no later than [***] Business Days prior to entering into a Binding Agreement or commencing a Sale Process and no later than [***] Business Days prior to making an Offer Recommendation, provide written notice to Amazon (an “Event Notice”), which notice shall (A) be subject to the terms of the Confidentiality Agreement (unless any such content of the Event Notice has been disclosed publicly without breach of a contractual obligation of confidentiality by any Person) and (B) contain all terms of such proposed Acquisition Transaction (other than the identity of the counterparty), as well as all information or draft documentation which may impact Amazon in its capacity as a holder of the Warrant, in each case to the degree reasonably available or expected based on communications between the parties. After submission of an Event Notice for a Sale Process, the Company shall also provide a second Event Notice at least [***] Business Days before entering into a Binding Agreement arising out of such Sale Process. The Company shall have no obligations under this Section 4.6 after the Specified Time.

Article V

INFORMATION

5.1            Information Rights.

(a)            During the term of this Agreement, the Company shall prepare and provide, or cause to be prepared and provided, to Amazon:

(i)            if the Company is a Reporting Company, then within the time periods applicable to the Company under Sections 13(a) or 15(d) of the Exchange Act (the “Reporting Company Filing Dates”), all interim and annual financial statements required to be contained in a filing with the Commission on Forms 10-K and 10-Q, provided that the requirements of this clause shall be deemed satisfied to the extent such information is publicly filed on EDGAR on or by the applicable Reporting Company Filing Date; and

(ii)            if the Company is not a Reporting Company at any time, the information set forth on Schedule 5.1(a) within the respective time periods set forth therein.

(b)            During the term of this Agreement, the Company shall consider and respond promptly and in good faith to reasonable requests for information for the purpose of Amazon to satisfy its financial reporting and accounting requirements regarding the Company and its subsidiaries from Amazon in its capacity as a shareholder of the Company. Without limiting the generality of the foregoing, the Company and its subsidiaries shall not be required to provide any such information if (i) the Company reasonably determines that such information is competitively sensitive, (ii) the Company determines in good faith that providing such information would adversely affect the Company (taking into account the nature of the request and the facts and circumstances at such time) other than to a de minimis extent, or (iii) providing such information (A) would reasonably be expected to jeopardize an attorney-client privilege or cause a loss of attorney work product protection, (B) would violate a confidentiality obligation to any Person in effect on the date of this Agreement, or (C) would, based on the written advice of the Company’s outside legal counsel, violate any Applicable Law; provided, that, with respect to clauses (i)-(iii), the Company uses reasonable efforts, and cooperates in good faith with Amazon, to develop and implement reasonable alternative arrangements to provide Amazon (and its Representatives) with the intended benefits of this Section 5.1.

(c)            Any information obtained under this Section 5.1 with respect to the Company shall be subject to the Confidentiality Agreement.

5.2            Tax Reporting Requirements.

(a)            The Company will provide Amazon with any information reasonably requested by Amazon that is in the Company’s possession or that can be provided with the use of reasonable efforts to allow Amazon to comply with Applicable Law related to taxes or to avail itself of any provision of Applicable Law related to taxes. The Company shall reasonably cooperate (at no out-of-pocket cost to the Company) in preparing for any audit of, or dispute with a tax authority regarding any tax return of, Amazon or any of its Affiliates relating to the Company or any of its Affiliates. Any information provided under this Section 5.2(a) shall be subject to the Confidentiality Agreement. If out-of-pocket expenses will be required from third-parties by the Company in connection with its fulfillment of Amazon’s request, such third-parties shall only be engaged if Amazon has approved such out-of-pocket expenses before they are incurred, and Amazon shall reimburse the Company the amount of such expenses.

(b)            The Company shall maintain its status as a corporation for U.S. federal income tax purposes.

(c)            In connection with the preparation of its U.S. federal income tax return (to the extent applicable), the Company will ask its tax return preparer or shall make due inquiry with a Tax Advisor selected by it regarding the Company’s obligation to comply with the reporting requirements under Sections 6038, 6038B, and 6046 of the Code, and the Company shall comply with any such applicable requirements. To the extent that Amazon is subject to the same reporting requirements, the Company shall file on Amazon’s behalf if permitted by Applicable Law. The Company shall also provide Amazon with any such filings under such sections for Amazon’s review forty-five (45) days prior to the due date for filing (including extensions). To the extent that the Company does not have a filing requirement under such sections, the Company shall provide such information to Amazon as may be necessary to fulfill Amazon’s obligations thereunder as a result of the Warrant Issuance or the acquisition of Warrant Shares hereunder.

5.3            Survival. Notwithstanding anything in this Agreement, this Article V shall survive termination of this Agreement in accordance with Section 8.1 and will continue until the date that the Beneficial Ownership of Amazon, in the aggregate, of Ordinary Shares resulting from Vesting Events is less than 0.50% on a fully diluted basis; provided, that Section 5.2 shall survive with respect to the taxable year in which such date occurs.

Article VI

REGISTRATION

6.1            Shelf Registration Statement.

(a)            Subject to the terms and conditions hereof, the Company shall file as soon as reasonably practicable after the date hereof, but in no event later than thirty (30) days after such date, and use commercially reasonable efforts to cause to be declared effective by the Commission as soon as reasonably practicable after such filing date, a registration statement on Form S-3 (or, if such form is not available to the Company, Form S-1) or shall file a prospectus supplement to an existing registration statement on Form S-3, providing for an offering to be made on a continuous basis in accordance with Rule 415 under the Securities Act relating to the offer and sale, from time to time, of all of the Registrable Securities (the “Shelf Registration Statement”). To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act), the Company shall file the Shelf Registration Statement in the form of an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) or any successor form thereto, or a prospectus supplement to an existing automatic shelf registration statement but shall register the specific number of Registrable Securities and pay the registration fee for all Registrable Securities to be registered in accordance with such automatic shelf registration statement at the time of filing of the automatic shelf registration statement or, as applicable, the prospectus supplement, and shall not elect to pay any portion of the registration fee on a deferred basis.

(b)            The Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective for the maximum period permitted by the Commission’s rules, and shall replace such Shelf Registration Statement at or before expiration with a successor Shelf Registration Statement, until the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement. In furtherance thereof, the Company shall indemnify Amazon if the Shelf Registration Statement is not continuously effective.

(c)            Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing written notice to the holders of Registrable Securities (each, a “Holder” and collectively, the “Holders”), to require such Holders to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement during any Blackout Period. In the event of a Blackout Period, the Company shall deliver to the Holders a certificate signed by either the chief executive officer or the chief financial officer of the Company certifying that, in the good faith judgment of the Company, the conditions described in the definition of Blackout Period are met. Such certificate shall contain an estimate of the anticipated length of the Blackout Period. Upon such notice by the Company, each of the Holders covenants that it shall, subject to Applicable Law, keep the fact of any such notice strictly confidential and promptly halt any offer, sale, trading, or other Transfer by it or any of its Affiliates of any Registrable Securities for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and promptly halt any use, publication, dissemination, or distribution of the Shelf Registration Statement, each prospectus included therein, and any amendment or supplement thereto by it and any of its Affiliates for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company).

(d)            After the expiration of any Blackout Period and without any further request from a Holder of Registrable Securities, the Company, to the extent necessary, shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, and file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)            At any time that a Shelf Registration Statement is effective, if any Holder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to sell all or part of its Registrable Securities included on the Shelf Registration Statement (a “Shelf Offering”), then the Company shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed in accordance with the Shelf Offering. Notwithstanding any other provision of this Agreement, no other holders of securities of the Company shall be entitled to receive any notice of or have its securities included in any such Shelf Offering, including any block sale off of the Shelf Registration Statement.

(f)            Any time that a Shelf Offering involves a marketed underwritten Shelf Offering, the Company shall select the investment banker(s) and manager(s) that will serve as managing underwriters (including which such managing underwriters will serve as lead or co-lead) and underwriters with respect to such Shelf Offering; provided, that such investment banker(s) and manager(s) shall be reasonably acceptable to the applicable Holder.

6.2            Piggyback Registrations.

(a)            Subject to the terms and conditions hereof, whenever the Company proposes to register any Ordinary Shares under the Securities Act in an Underwritten Offering (a “Piggyback Registration”), whether for its own account or for the account of others, the Company shall give all Holders prompt written notice thereof (but not less than ten (10) Business Days prior to the filing by the Company with the Commission of any registration statement with respect thereto). Such notice (a “Piggyback Notice”) shall specify the number of Ordinary Shares (or other securities, as applicable) proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed means of distribution, the proposed managing underwriter(s), and a good faith estimate by the Company of the proposed minimum offering price of such Ordinary Shares (or other securities, as applicable), in each case to the extent then known. Subject to Section 6.2(b), the Company shall include in each such Piggyback Registration all Registrable Securities held by Holders (each, a “Piggyback Seller”) with respect to which the Company has received written requests (which written requests shall specify the number of Registrable Securities requested to be disposed of by such Piggyback Seller) for inclusion therein within ten (10) days after such Piggyback Notice is received by such Piggyback Seller.

(b)            In connection with a Piggyback Registration, if the lead managing underwriter(s) advise(s) the Company that, in its opinion, the inclusion of all the securities sought to be included in such Piggyback Registration by (w) the Company, (x) other Persons who have sought to have Ordinary Shares registered in such Piggyback Registration pursuant to rights to demand (and not “piggyback” or other incidental or participation registration rights) (such Persons being “Other Demanding Sellers”), (y) the Piggyback Sellers, and (z) any other proposed sellers of Ordinary Shares (such Persons being “Other Proposed Sellers”), as the case may be, would materially and adversely affect the success thereof, then the Company shall include in the registration statement applicable to such Piggyback Registration only such securities as the Company is so advised by such lead managing underwriter(s) can be sold without such an effect, as follows and in the following order of priority:

(i)            if the Piggyback Registration relates to an offering for the Company’s own account, then (A) first, such number of Ordinary Shares (or other securities, as applicable) to be sold by the Company as the Company, in its reasonable judgment, shall have determined, (B) second, Registrable Securities of Piggyback Sellers, pro rata on the basis of the number of Registrable Securities proposed to be sold by such Piggyback Sellers, and (C) third, Ordinary Shares proposed to be sold by any Other Proposed Sellers; or

(ii)            if the Piggyback Registration relates to an offering other than for the Company’s own account, then (A) first, such number of Ordinary Shares (or other securities, as applicable) sought to be registered by each Other Demanding Seller pro rata in proportion to the number of securities sought to be registered by all such Other Demanding Sellers, (B) second, Registrable Securities of Piggyback Sellers, pro rata on the basis of the number of Registrable Securities proposed to be sold by such Piggyback Sellers, (C) third, Ordinary Shares to be sold by the Company, and (D) fourth, other Ordinary Shares proposed to be sold by any Other Proposed Sellers.

(c)            In connection with any Underwritten Offering under this Section 6.2 for the Company’s account, the Company shall not be required to include the Registrable Securities of a Piggyback Seller in the Underwritten Offering unless such Piggyback Seller accepts the terms of the underwriting as agreed upon between the Company and the lead managing underwriter(s), which shall be selected by the Company; provided, that no Piggyback Seller shall be required to make any representations or warranties to, or agreements with, the Company or the underwriters other than representations, warranties or agreements in customary form regarding such Piggyback Seller’s ownership of and title to the Registrable Securities and its intended method of distribution; and any liability of such Piggyback Seller to any underwriter or other Person under such underwriting agreement shall be limited to liability arising from breach of its representations and warranties and shall be limited to an amount equal to the net proceeds (after deducting any underwriting discount or commission) that it derives from sales in connection with such registration.

(d)            If, at any time after giving written notice of its intention to register any Ordinary Shares (or other securities, as applicable) as set forth in this Section 6.2 and prior to the time the registration statement filed in connection with such Piggyback Registration is declared effective, or the time the preliminary prospectus supplement for such offering is filed, the Company shall determine for any reason not to register such Ordinary Shares (or other securities, as applicable), the Company may, at its election, give written notice of such determination to the Piggyback Sellers within five (5) Business Days thereof and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned Piggyback Registration.

(e)            Any Holder having notified the Company to include any or all of its Registrable Securities in a Piggyback Registration shall have the right to withdraw any such notice with respect to any or all of the Registrable Securities designated by it for registration by giving written notice to such effect to the Company prior to the effective date of such registration statement, or prior to the filing of the preliminary prospectus supplement. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration. No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn.

6.3            Holdback Agreements.

(a)            Each Holder participating in an Underwritten Offering in accordance with this Article VI shall enter into a customary agreement restricting the sale or distribution of Equity Securities of the Company to the extent required by the lead managing underwriter(s) with respect to such Underwritten Offering for the period commencing on the date of the request (which shall be no earlier than fourteen (14) days prior to the expected pricing of such Underwritten Offering) and continuing until not more than ninety (90) days after the date of the final prospectus or final prospectus supplement used to sell Registrable Securities. The Company shall not include securities of any other holder in such an Underwritten Offering unless such other holder enters into a customary agreement on terms no less restrictive to such other holder as the terms of any similar agreement entered into by the Holders under this Section 6.3.

(b)            If any Shelf Offering involves an Underwritten Offering, the Company will not effect any sale or distribution of Ordinary Shares (or securities convertible into or exchangeable or exercisable for Ordinary Shares) (other than in connection with a Form S-4 or Form S-8) for its own account within ninety (90) days (plus an extension period as may be proposed by the lead managing underwriter(s) for such Underwritten Offering to address FINRA regulations regarding the publication of research) after the date of the final prospectus or final prospectus supplement used to sell Registrable Securities in such Shelf Offering.

6.4            Registration Procedures.

(a)            If and whenever the Company is required to use commercially reasonable efforts to effect the registration of any Registrable Securities as provided in Section 6.1 or Section 6.2, the Company shall as expeditiously as reasonably practicable:

(i)            prepare and file with the Commission a registration statement (or a prospectus supplement to an existing registration statement) to effect such registration in accordance with the intended method or methods of distribution of such securities and thereafter use commercially reasonable efforts to cause such registration statement to become and remain effective (in the case of the Shelf Registration Statement, in accordance with the terms of Section 6.1(b)); provided, however, that before filing such registration statement or any amendments thereto, the Company will furnish to the Holders, their counsel, and the lead managing underwriter(s), if any, copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable comment of such counsel (and which revisions the Company shall make absent a reasonable basis for objection (and shall provide Holders prompt notice of any such objection, the basis therefor and a reasonable opportunity to consider and discuss such objection with the Company)), and other documents reasonably requested by such counsel, including any comment letter from the Commission. The Company shall not file any such registration statement or prospectus or any amendments or supplements thereto to which the Holders, their counsel, or the lead managing underwriter(s), if any, shall reasonably object, in writing, on a timely basis;

(ii)           in the case of a Shelf Registration Statement, prepare and file with the Commission such amendments and supplements to such Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Shelf Registration Statement effective, and, in the case of any registration statement, comply in all material respects with the provisions of the Securities Act and all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as reasonably practicable after the effective date of the registration statement (and in any event within ninety (90) days after the end of the 12-month period described hereafter), an earnings statement, which need not be audited, covering a period of at least twelve (12) consecutive months beginning with the first day of the Company’s first calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(iii)          if requested by the lead managing underwriter(s), if any, or the Holders, promptly include in a prospectus supplement or post-effective amendment such information as the lead managing underwriter(s), if any, and such Holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received such request;

(iv)          furnish, without charge, to the Holders and each underwriter, if any, such number of conformed copies of such registration statement and of each amendment and supplement thereto, such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and each free writing prospectus (as defined in Rule 405 of the Securities Act) (a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Holders and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities;

(v)           use commercially reasonable efforts to (I) register or qualify such Registrable Securities covered by such registration statement under such other securities laws or “blue sky” laws of such jurisdictions as the Holders and any underwriter shall reasonably request and (II) take any other action which may be necessary or reasonably advisable to enable such Holders and underwriters to consummate the disposition of the Registrable Securities in such jurisdictions, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (v) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction, or (C) file a general consent to service of process in any such jurisdiction;

(vi)          use commercially reasonable efforts to cause such Registrable Securities to be listed on each securities exchange on which the Ordinary Shares are then listed;

(vii)         use commercially reasonable efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

(viii)        enter into such agreements (including an underwriting agreement) in form, scope, and substance as is customary in underwritten offerings of Ordinary Shares by the Company and use its commercially reasonable efforts to take all such other actions reasonably requested by the Holders (including those reasonably requested by the lead managing underwriter(s), if any) to expedite or facilitate the disposition of such Registrable Securities, it being understood that the Holders shall be parties to any such agreement and may, at their option, require that the Company make to, and for the benefit of, such Holders the representations, warranties and covenants of the Company which are being made to and for the benefit of the underwriters. If any underwriting agreement has been entered into, the same shall contain customary indemnification provisions and procedures with respect to all parties to be indemnified in accordance with Section 6.7;

(ix)          in connection with an Underwritten Offering, use commercially reasonable efforts to obtain for the underwriter(s) opinions of counsel for the Company and “comfort” letters and updates thereof signed by the Company’s independent public accountants (and, if necessary, any other independent certified public accountants or independent auditors of any subsidiary of the Company or any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the applicable registration statement), in each case covering such matters as are customarily covered by such opinions and “comfort” letters in connection with underwritten public offerings, which opinion and letters shall be reasonably satisfactory to the underwriter(s);

(x)            make available for inspection by the Holders, any underwriter participating in any disposition under any registration statement, and any attorney, accountant, or other agent or Representative retained in connection with such offering by such Holders or underwriter (collectively, the “Inspectors”), financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary, or as shall otherwise be reasonably requested, to enable them to exercise their due diligence responsibility, and the Company shall cause the officers, directors, and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such Representative, underwriter, attorney, agent, or accountant in connection with such registration statement;

(xi)          as promptly as practicable notify in writing the Holders and the underwriters, if any, of the following events: (A) the filing of the registration statement, any amendment thereto, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective; (B) any request by the Commission or any other Governmental Entity for amendments or supplements to the registration statement or the prospectus or for additional information; (C) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose; (D) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; (E) if at any time the representations and warranties of the Company contained in any underwriting or other agreement cease to be true and correct in any material respect; and (F) if for any reason it shall be necessary to amend or supplement such registration statement or prospectus in order to comply with the Securities Act, or upon the happening of any event that makes any statement made in such registration statement, related prospectus, or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes so that it will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, and the Company shall promptly prepare and file with the Commission, and furnish without charge to each Holder a reasonable number of copies of a supplement to or an amendment of such registration statement or prospectus which shall correct such misstatement or omission or effect such compliance;

(xii)          use commercially reasonable efforts to prevent or obtain the withdrawal of any stop order or other order suspending the effectiveness of such registration statement, or suspending the use of any prospectus or prevent or obtain the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest reasonable practicable date, except that, for jurisdictions other than the United States and Singapore, the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction where it would not but for the requirements of this clause (xii) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction, or (C) file a general consent to service of process in any such jurisdiction;

(xiii)         cooperate with the Holders and the lead managing underwriter(s) to facilitate the timely preparation and delivery of certificates or book entries (which shall not bear any restrictive legends unless required under Applicable Law) representing securities sold under any registration statement and enable such securities to be in such denominations and registered in such names as the lead managing underwriter(s) or such Holders may request;

(xiv)        cooperate with the Holders and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xv)         have appropriate executive officers of the Company prepare and make presentations at customary “road show” meetings analyst meetings and other information meetings reasonably organized by the underwriters and otherwise use its commercially reasonable efforts to cooperate as reasonably requested by the Holders and the underwriters in the offering, marketing, or selling of the Registrable Securities;

(xvi)        take no direct or indirect action prohibited by Regulation M under the Exchange Act; and

(xvii)       take all other actions reasonably requested by the Holders or the lead managing underwriter(s) to effect the intent of this Agreement.

(b)            The Company may require each Holder and each underwriter, if any, to furnish the Company in writing such information regarding each Holder or underwriter and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing to complete or amend the information required by such registration statement or prospectus supplement.

(c)            Each Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (B), (C), (D), (E), and (F) of Section 6.4(a)(xi), such Holder shall forthwith discontinue such Holder’s disposition of Registrable Securities in accordance with the applicable registration statement and prospectus relating thereto until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 6.4(a)(xi) or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed.

6.5            Registration Expenses. All fees and expenses incident to the Company’s performance of its obligations under this Article VI, including (a) all registration and filing fees, including all fees and expenses of compliance with securities and “blue sky” laws (including the reasonable and documented fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities) and all fees and expenses associated with filings required to be made with FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in FINRA Rule 5121), (b) all printing (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the Holders) and copying expenses, (c) all messenger, telephone, and delivery expenses, (d) all fees and expenses of the Company’s independent certified public accountants and counsel (including with respect to “comfort” letters and opinions), (e) expenses of the Company incurred in connection with any “road show,” other than any expense paid or payable by the underwriters, and (f) for underwritten offerings, reasonable and documented fees and disbursements of one counsel for all Holders whose Registrable Securities are included in a registration statement, which counsel shall be selected by Amazon, shall be borne solely by the Company whether or not any registration statement is filed or becomes effective. In connection with the Company’s performance of its obligations under this Article VI, the Company will pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties and the expense of any annual audit) and the expenses and fees for listing the securities to be registered on the primary securities exchange or over-the-counter market on which similar securities issued by the Company are then listed or traded. Each Holder shall pay its portion of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such Holder’s Registrable Securities in accordance with any registration.

6.6            Miscellaneous.

(a)            Not less than ten (10) Business Days before the expected filing date of each registration statement or prospectus supplement under Section 6.1 or Section 6.2 of this Agreement, the Company shall notify each Holder who has timely provided the requisite notice hereunder entitling such holder to register Registrable Securities in such registration statement of the information, documents, and instruments from such Holder that the Company or any underwriter reasonably requests in connection with such registration statement with copies thereof (the “Requested Information”). If the Company has not received, on or before the second Business Day before the expected filing date, the Requested Information from such Holder, the Company shall not be required to file the registration statement or the prospectus supplement, as applicable, within the time periods specified in this Agreement.

(b)            The Company shall not grant to any Person any demand, piggyback, or shelf registration rights the terms of which are senior to or conflict with the rights granted to the Holders hereunder without the prior written consent of Amazon. If Amazon provides such consent, Amazon and the Company shall amend this Agreement to grant the Holders any such senior registration rights.

6.7            Registration Indemnification.

(a)            The Company agrees, without limitation as to time, to indemnify and hold harmless, to the fullest extent permitted by law, each Holder and its Affiliates and their respective officers, directors, members, shareholders, employees, managers, and partners, each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Holder or such other indemnified Person and the officers, directors, members, shareholders, employees, managers, and partners of each such controlling Person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriter from and against all Losses, as incurred, arising out of, caused by, resulting from, or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (without limitation of the preceding portions of this Section 6.7(a)) will reimburse each such indemnified Person for any reasonable legal and other expenses incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability, or action, except insofar as the same are caused by any information furnished in writing to the Company by any such indemnified Person expressly for use therein.

(b)            Each Holder whose Registrable Securities are included in the securities as to which any registration under this Article VI is being effected, without limitation as to time, shall, severally and not jointly, indemnify the Company, its directors, officers, and employees and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company from and against all Losses, as incurred, arising out of, caused by, resulting from, or relating to any untrue statement (or alleged untrue statement) of material fact contained in the registration statement, prospectus, or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (without limitation of the preceding portions of this Section 6.7(b)) will reimburse such indemnified Persons for any reasonable legal and other expenses incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability, or action, in each case solely to the extent, and only to the extent, that such untrue statement or omission is made in such registration statement, prospectus, or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by such Holder expressly for use therein. Notwithstanding the foregoing, no Holder shall be liable under this Section 6.7(b) for amounts in excess of the net proceeds (after deducting any underwriting discount or commission) received by such Holder from its sale of Registrable Securities in connection with the offering that gave rise to such liability.

(c)            Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been actually and materially prejudiced by such failure to provide such notice on a timely basis.

(d)            In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof and acknowledging the obligations of the indemnifying party with respect to such proceeding, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate, and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision, and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that (A) there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party or (B) such action involves, or is reasonably likely to have an effect on, matters that are beyond the scope of matters that are subject to indemnification in accordance with this Section 6.7, or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or would reasonably be expected to be materially prejudiced by such delay, and in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining one separate legal counsel). Notwithstanding any such assumption by an indemnifying party, the indemnified party shall have the right to employ separate counsel in any such matter and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party except as provided in the previous sentence. An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent. No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned, or delayed), unless such settlement (x) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, (y) does not include any statement as to or any admission of fault, culpability, or a failure to act by or on behalf of any indemnified party, and (z) is settled solely for cash for which the indemnified party would be entitled to indemnification hereunder.

(e)            The indemnification provided for under this Agreement shall be in addition to any other rights to indemnification or contribution which any indemnified party may have by law or contract, shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the Transfer of the Registrable Securities and the termination of this Agreement.

(f)             If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements, or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. If, however, the allocation provided above is not permitted by Applicable Law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Holder shall be required to make a contribution in excess of the net proceeds (after deducting any underwriting discount or commission) received by such Holder from its sale of Registrable Securities in connection with the offering that gave rise to the contribution obligation.

6.8            Free Writing Prospectuses. No Holder shall use any Free Writing Prospectus in connection with the sale of Registrable Securities pursuant to this Article VI without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned, or delayed). Notwithstanding the foregoing, a Holder may use any Free Writing Prospectus prepared and distributed by the Company.

6.9            Termination of Registration Rights. The rights granted under this Article VI shall terminate, as to any Holder, on the date on which each of the following conditions has been satisfied (the “Specified Date”): (a) Holder has exercised all Warrant Shares, (b) Holder has held all Warrant Shares for at least one year, including the ‘tacking’ of any holding period if eligible for such treatment, and (c) Holder has received written notice from the Company that the Company’s transfer agent has permanently (except if Holder becomes an “affiliate” of the Company as defined under the Securities Act, while shares are still held by the Company’s transfer agent) removed any restrictive legends on all Warrant Shares and such Warrant Shares have been moved to an account maintained by the DTC (provided that the Warrantholder has reasonably cooperated upon reasonable notice from the Company to transfer such shares into a DTC-eligible account).

Article VII

DEFINITIONS

7.1            Defined Terms. Capitalized terms when used in this Agreement have the following meanings:

“Acquisition Transaction” means (a) any transaction or series of related transactions as a result of which any Person or Group (excluding Amazon or any of its subsidiaries) acquires Beneficial Ownership, whether directly or indirectly, of more than [***]% of the outstanding Equity Securities (measured by either voting power or economic interests) of the Company except as a result of a Certain Reclassification, (b) any transaction or series of related transactions in which the shareholders of the Company immediately prior to such transaction or series of related transactions cease to Beneficially Own, directly or indirectly, at least [***]% of the outstanding Equity Securities (measured by either voting power or economic interests) of the Company or in the surviving or resulting entity of such transactions; provided that this clause (b) shall not apply if: (i) such transaction or series of related transactions is an acquisition by the Company effected, in whole or in part, through the issuance of Equity Securities of the Company and (ii) such acquisition does not result in any Person or Group that Beneficially Owns, directly or indirectly, a greater percentage of the outstanding Equity Securities (measured by either voting power or economic interests) of the Company than Warrantholder or its Affiliates, (c) any Business Combination, as a result of which at least [***]% ownership of the Company is transferred to another Person or Group (excluding Amazon or any of its subsidiaries), (d) individuals who constitute the Continuing Directors, taken together, ceasing for any reason to constitute at least a majority of the Board, (e) any sale, lease, exchange, transfer, license, or disposition of a business or assets that constitute [***]% or more of the consolidated assets, net sales or net income of the Company (excluding, however, any Distribution that would qualify under this (e) with the exception of any Distribution that is related to the Commercial Arrangements), or (f) any transaction or series of related transactions as a result of which the Ordinary Shares are no longer traded on an internationally recognized trading market or the Public Float of the Company constitutes less than [***]% of the outstanding Ordinary Shares of the Company.

“Affiliate” means, with respect to any Person, any other Person (for all purposes hereunder, including any entities or individuals) that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such first Person. It is expressly agreed that, for purposes of this definition, none of the Company or any of its subsidiaries is an Affiliate of Amazon or any of its subsidiaries (and vice versa).

“Aggregate Exercise Price” means the Exercise Price (as such term is defined in the Warrant) multiplied by the aggregate of all Warrant Shares, which may, at the date of this Agreement, be issued to Amazon and/or any of its Affiliates upon exercise of the Warrant.

“Agreement” has the meaning set forth in the preamble.

“Amazon” has the meaning set forth in the preamble.

“Anti-Takeover Provisions” means the provisions of any potentially applicable anti-takeover, control share, fair price, moratorium, interested shareholder, or similar Applicable Law and any potentially applicable provision of the Company’s Organizational Documents. Notwithstanding the foregoing, the term “Anti-Takeover Provisions” shall exclude (i) the limitations on the issuance of shares approved by the Company’s shareholders at the Company’s 2025 annual general meeting in excess of the Closing Allotment and the Reserved Allotment, or any such future similar limitation, and (ii) the provisions of Rule 14 of the Singapore Code on Take-overs and Mergers.

“Antitrust Laws” means the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state, local, domestic, foreign, or supranational laws that are designed to prohibit, restrict, or regulate actions having the purpose or effect of monopolization or restraint of trade or that provide for review of merger control or foreign investment.

“Applicable Law” means, with respect to any Person, any federal, national, state, local, municipal, international, multinational, or SRO or Governmental Entity statute, law, ordinance, secondary and subordinate legislation, directives, rule (including rules of common law and rules of stock exchanges), regulation, ordinance, treaty, Order, permit, authorization, or other requirement applicable to such Person, its assets, properties, operations, or business.

“Bankruptcy and Equity Exceptions” has the meaning set forth in Section 2.2(d)(i).

“Beneficial Owner,” “Beneficially Owned,” “Beneficially Own,” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance); provided that, except as otherwise specified herein, such calculations shall be made inclusive of all Warrant Shares subject to issuance under the Warrant.

“Binding Agreement” has the meaning set forth in Section 4.6.

“Blackout Period” means, in the event that the Company determines in good faith that a registration of securities would require disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would adversely affect the Company in any material respect, a period which is the shorter of the ending of the condition creating a Blackout Period and ninety (90) days; provided, that such Blackout Period may not occur more than once in any period of twelve (12) consecutive months.

“Board” means the board of directors of the Company.

“Business Combination” means a merger, consolidation, statutory share exchange, reorganization, recapitalization, or similar extraordinary transaction (which may include a reclassification) involving the Company.

“Business Day” means any day other than a Saturday, a Sunday, or any other day on which commercial banks are authorized or required by Applicable Law to be closed in the State of New York.

“Certain Reclassification” has the meaning ascribed to it in the Warrant.

“Chosen Courts” has the meaning set forth in Section 8.5.

“Closing” has the meaning set forth in Section 1.2.

“Closing Allotment” has the meaning set forth in Section 2.2(c).

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Commercial Agreement” means the [***] between Amazon Data Services, Inc. and Flextronics Telecom Systems Ltd. and its Affiliates, [***], including any schedules, purchase orders and statements of work issued thereunder.

“Commercial Arrangements” has the meaning set forth in the recitals.

“Commission” means the U.S. Securities and Exchange Commission.

“Company” has the meaning set forth in the preamble.

“Company Benefit Plan” has the meaning set forth in Section 2.2(d)(ii).

“Company Share Plans” has the meaning set forth in Section 2.2(b).

“Confidential Information” means all information (irrespective of the form of communication and irrespective of whether obtained prior to or after the date hereof) obtained by or on behalf of Amazon or its Representatives from the Company, its subsidiaries, or their respective Representatives, through the Beneficial Ownership of Equity Securities or through the rights granted pursuant hereto, other than information which (i) was or becomes generally available to the public other than as a result of a breach of this Agreement by Amazon, its subsidiaries, or their respective Representatives, (ii) was or becomes available to Amazon, its subsidiaries, or their respective Representatives from a source other than the Company, its subsidiaries, or their respective Representatives, provided, that the source thereof is not known by Amazon or such of its subsidiaries or their respective Representatives to be bound by an obligation of confidentiality, or (iii) is independently developed by Amazon, its subsidiaries, or their respective Representatives without the use of any such information that would otherwise be Confidential Information hereunder.

“Confidentiality Agreement” means the Mutual Nondisclosure Agreement, dated June 15, 2020, by and between Amazon and Flextronics International Management Services Ltd.

“Continuing Directors” means the directors of the Company on the date hereof and each other director, if, in each case, such other director’s nomination for election to the Board is either recommended by more than 50% of the directors of the Company as of the date of such other director’s nomination for election to the Board or by more than 50% of the members of the Nominating, Governance and Public Responsibility Committee of the Board.

“control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise and “controlled” and “controlling” shall be construed accordingly.

“conversion” has the meaning set forth in the definition of Equity Securities.

“convertible securities” has the meaning set forth in the definition of Equity Securities.

“Covered Transferee” has the meaning set forth in Section 4.4(c)(i).

“Delivery Covenants” has the meaning set forth in Section .

“Designated Persons” means the Persons set forth on Schedule 7.1.

“Disclosable Agreement” has the meaning set forth in Section 3.2(b).

“Disclosure Agency” has the meaning set forth in Section 3.2(b).

“Distribution” has the meaning ascribed to it in the Warrant.

“DRS” has the meaning set forth in Section 4.2.

“DTC” has the meaning set forth in Section 4.2.

“DWAC” has the meaning set forth in Section 4.2.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto.

“Effect” has the meaning set forth in Section 2.1(a).

“Equity Securities” means any and all (i) shares, interests, participations, or other equivalents (however designated) of capital shares or other voting securities of a corporation and any and all equivalent or analogous ownership (or profit) or voting interests in a Person (other than a corporation), (ii) securities convertible into or exchangeable for shares, interests, participations, or other equivalents (however designated) of capital shares or voting securities of (or other ownership or profit or voting interests in) such Person, (iii) restricted share units that settle into capital shares, and (iv) any and all warrants, rights or options to purchase any of the foregoing, whether voting or nonvoting, and, in each case, whether or not such shares, interests, participations, equivalents, securities, warrants, options, rights, or other interests are authorized or otherwise existing on any date of determination (clauses (ii) and (iii), collectively “convertible securities” and any conversion, exchange, or exercise of any convertible securities, a “conversion”).

“Event Notice” has the meaning set forth in Section 4.6.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Approval” has the meaning set forth in Section 2.3(b)(i).

“Exercise Price” has the meaning ascribed to it in the Warrant.

“Expiration Time” has the meaning ascribed to it in the Warrant.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Form 8-K” has the meaning ascribed to it in Section 3.2.

“Form S-1” means a registration statement on Form S-1 or any successor form thereto.

“Form S-3” means a registration statement on Form S-3 or any successor form thereto.

“Form S-4” means a registration statement on Form S-4 or any successor form thereto.

“Form S-8” means a registration statement on Form S-8 or any successor form thereto.

“Free Writing Prospectus” has the meaning set forth in Section 6.4(a)(iv).

“fully diluted basis” means as of any time of determination, the number of Ordinary Shares which would then be outstanding, assuming the issuance of all shares reserved for issuance under any stock or other incentive plan of the Company and the complete vesting, exercise, exchange, or conversion of all then-outstanding Equity Securities of the Company, including, for the avoidance of doubt, as of the date of this Agreement, the Warrant Shares.

“Fundamental Provisions” has the meaning set forth in Section 4.4(c)(i).

“GAAP” has the meaning set forth in Section 5.1.

“Governmental Entity” means any federal, national, state, local, municipal, international or multinational government or political subdivision thereof, governmental department, commission, board, bureau, agency, taxing or regulatory authority, judicial or administrative body, official, tribunal, or other instrumentality of any government, whether federal, state, local, domestic, foreign, or arbitrator or SRO.

“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

“Holder” and “Holders” have the meaning set forth in Section 6.1(c).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Initial Announcement” has the meaning set forth in Section 3.2(a).

“Initial Antitrust Clearance” has the meaning set forth in Section 3.1(b).

“Initial Antitrust Filings” has the meaning set forth in Section 3.1(b).

“Initial Filing Transaction” has the meaning set forth in Section 3.1(b).

“Inspectors” has the meaning set forth in Section 6.4(a)(x).

“Issuance Warrant Shares” have the meaning set forth in Section 1.1.

“Losses” means all losses, claims, damages, liabilities, costs, expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses), judgments, fines, penalties, charges, and amounts paid in settlement.

“Material Adverse Effect” has the meaning set forth in Section 2.1(a).

“Non-Commercial Documents” means any Transaction Document other than the Commercial Arrangements.

“Offer Recommendation” has the meaning set forth in Section 4.6.

“Order” means any judgment, ruling, decision, decree, order, settlement, injunction, writ, stipulation, determination, or award issued by any Governmental Entity.

“Ordinary Shares” has the meaning set forth in the recitals.

“Ordinary Share Measurement Amount” has the meaning set forth in Section 3.7.

“Organizational Documents” means (a) with respect to any Person that is a corporation, its articles or certificate of incorporation, memorandum and articles of association, as the case may be, and bylaws or comparable documents (which, in the case of the Company, means its Constitution), (b) with respect to any Person that is a partnership, its certificate of partnership and partnership agreement or comparable documents, (c) with respect to any Person that is a limited liability company, its certificate of formation and limited liability company or operating agreement, or comparable documents, (d) with respect to any Person that is a trust or other entity, its declaration or agreement of trust or other constituent document or comparable documents, and (e) with respect to any other Person that is not an individual, its comparable organizational documents.

“Other Demanding Sellers” has the meaning set forth in Section 6.2(b).

“Other Proposed Sellers” has the meaning set forth in Section 6.2(b).

“Permitted Transfers” has the meaning set forth in Section 4.4(a).

“Person” means an individual, company, corporation, partnership, limited liability company, trust, body corporate (wherever located), or other entity, organization, or unincorporated association, including any Governmental Entity.

“Piggyback Notice” has the meaning set forth in Section 6.2(a).

“Piggyback Registration” has the meaning set forth in Section 6.2(a).

“Piggyback Seller” has the meaning set forth in Section 6.2(a).

“Principal Trading Market” has the meaning ascribed to it in the Warrant.

“Prohibited Transferee” means (a) a Designated Person, (b) a Person that, at the time of any proposed Transfer, is included in the SharkWatch 50 list maintained by FactSet, and (c) a Person that has filed a Schedule 13D with the Commission with respect to the Company.

“Public Float” means the number of Equity Securities held by shareholders of the Company other than (a) shareholders who Beneficially Own more than 10% of all outstanding Ordinary Shares (other than any shareholder that is a passive institutional investor), (b) directors or executive officers of the Company and any members of their immediate family, and (c) Affiliates of the Company.

“Public Reporting Obligations” has the meaning set forth in Section 4.5(b).

“Records” has the meaning set forth in Section 6.4(a)(x).

“Registrable Securities” means any and all (i) Warrant Shares (whether vested or unvested), (ii) other shares or securities that Amazon or its subsidiaries may be entitled to receive, or will have received, in accordance with its ownership of the Warrant or Warrant Shares, in lieu of or in addition to Ordinary Shares, and (iii) Equity Securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clause (i) or (ii) by way of conversion or exchange thereof or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation, or other reorganization. As to any particular securities constituting Registrable Securities, such securities shall cease to be Registrable Securities when they have been sold or transferred. For purposes of this Agreement, a Person shall be deemed to be a Holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

“Reporting Company” means a company that is required to file periodic reports with the Commission under Sections 12, 13(a), or 15(d) of the Exchange Act.

“Reporting Company Filing Dates” has the meaning set forth in Section 5.1(a)(i).

“Representatives” with respect to a Person means such Person’s directors, managers, officers, employees, and authorized representatives (including attorneys, accountants, consultants, bankers, and financial advisors thereof).

“Requested Information” has the meaning set forth in Section 6.6(a).

“Reserved Allotment” has the meaning set forth in Section 3.7.

“Sale Process” has the meaning set forth in Section 4.6.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Reports” means the Company’s Annual Report on Form 10-K for the year ended March 31, 2025, and its other reports, statements, and forms (including exhibits and other information incorporated therein) filed with or furnished to the Commission under Sections 13(a), 14(a), or 15(d) of the Exchange Act, in each case after March 31, 2025.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Shelf Offering” has the meaning set forth in Section 6.1(e).

“Shelf Registration Statement” has the meaning set forth in Section 6.1(a).

“SOX” has the meaning set forth in Section 2.2(e)(v).

“Specified Date” has the meaning set forth in Section 6.9.

“Specified Defendant” has the meaning set forth in Section 3.1(f).

“Specified Time” means the [***].

“SRO” means any (i) “self-regulatory organization” as defined in Section 3(a)(26) of the Exchange Act, (ii) other United States or foreign securities exchange, futures exchange, commodities exchange, or contract market, or (iii) other securities exchange.

“subsidiary” means, with respect to such Person, any foreign or domestic entity, whether incorporated or unincorporated, of which (i) such Person or any other subsidiary of such Person is a general partner, (ii) at least a majority of the voting power to elect a majority of the directors or others performing similar functions with respect to such other entity is directly or indirectly owned or controlled by such Person or by any one or more of such Person’s subsidiaries, or (iii) at least 50% of the Equity Securities are directly or indirectly owned or controlled by such Person or by any one or more of such Person’s subsidiaries.

“Take-Down Notice” has the meaning set forth in Section 6.1(e).

“Tax Advisor” means any of PricewaterhouseCoopers LLP, Ernst & Young LLP, KPMG LLP, or Deloitte LLP that is selected by the Company.

“Transaction Documents” means collectively this Agreement, the Commercial Arrangements, the Warrant, and any other certificate, exhibit, or agreement delivered by or entered into by and among the parties and/or their respective subsidiaries on the date hereof in connection with the transactions contemplated hereby or thereby, in each case, as amended, modified, or supplemented from time to time in accordance with their respective terms.

“Transaction Litigation” has the meaning set forth in Section 3.1(e).

“Transfer” means (i) any direct or indirect offer, sale, lease, assignment, encumbrance, pledge, grant of a security interest, hypothecation, disposition, or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option, or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, pledge, hypothecation, disposition, or other transfer (by operation of law or otherwise) of any capital shares or interest in any capital shares, or (ii) in respect of any capital shares or interest in any capital shares, the entry into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital shares or interest in capital shares, whether any such swap, agreement, transaction or series of transaction is to be settled by delivery of securities, in cash or otherwise.

“Transferee” means a Person to whom a Transfer is made or is proposed to be made.

“Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

“Vesting Event” has the meaning ascribed to it in the Warrant.

“Voting Securities” means Ordinary Shares of the Company and any other Equity Securities of the Company entitled to vote generally in the election of directors of the Company.

“Warrant” has the meaning set forth in Section 1.1.

“Warrant Issuance” has the meaning set forth in Section 1.1.

“Warrant Shares” has the meaning ascribed to it in the Warrant.

“Warrantholder” has the meaning set forth in the recitals and shall include any Person to whom a Permitted Transfer is made.

Article VIII

MISCELLANEOUS

8.1            Termination of This Agreement; Other Triggers.

(a)            This Agreement may be terminated at any time:

(i)            with the prior written consent of each of Amazon and the Company; or

(ii)            by Amazon if the Initial Antitrust Clearance shall not have been obtained on or prior to the date that is three (3) months after the latest date of the Initial Antitrust Filings.

(b)            In the event of termination of this Agreement as provided in this Section 8.1, this Agreement (other than Article II (Representations and Warranties), Section 3.1(f), Section 3.1(h), Section 3.2 (Public Announcements), Section 3.3 (Expenses), Section 4.1 (Acquisition for Investment) (to the extent any Warrant Shares have been issued prior to termination), Section 4.2 (Legend) (to the extent any Warrant Shares have been issued prior to termination), Article V (Information), Article VI (Registration), Article VII (Definitions) (to the extent relevant for any other surviving Sections or Articles), and this Article VIII (Miscellaneous), each of which shall survive any termination of this Agreement) shall forthwith become void and there shall be no liability on the part of any party, except that nothing herein shall relieve any party from liability for any breach of this Agreement prior to such termination.

(c)            Without affecting in any manner any prior exercise of the Warrant, in the event of termination of this Agreement as provided in this Section 8.1, the unvested portion of the Warrant shall be canceled and terminated and shall forthwith become void and the Company shall have no subsequent obligation to issue, and no holder of a Warrant shall have a subsequent right to acquire, any Warrant Shares under such canceled portion of the Warrant. For the avoidance of doubt, the Warrant shall remain in full force and effect with respect to the vested portion thereof, and nothing in this Section 8.1 shall affect the ability of the Warrantholder to exercise such vested portion of the Warrant following termination of this Agreement.

8.2            Amendment. No amendment of any provision of this Agreement shall be effective unless made in writing and signed by a duly authorized representative of each party.

8.3            Waiver of Conditions. The conditions to any party’s obligation to consummate any transaction contemplated herein are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by Applicable Law. No waiver shall be effective unless it is in writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

8.4            Counterparts. This Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. Executed signature pages to this Agreement may be transmitted electronically by “pdf” file and such pdf files shall be deemed as sufficient as if actual signature pages had been delivered.

8.5            Governing Law; Submission to Jurisdiction; WAIVER OF JURY TRIAL. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the parties expressly (a) submits to the personal jurisdiction and venue of the Chancery Court of Delaware, or if such court is unavailable, the United States District Court for Delaware (the “Chosen Courts”), in the event any dispute (whether in contract, tort or otherwise) arises out of this Agreement or the transactions contemplated hereby, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and waives any claim of lack of personal jurisdiction or improper venue and any claims that such courts are an inconvenient forum, and (c) agrees that it shall not bring any claim, action or proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts, and in stipulated preference ranking, of the preceding clause (a). Each party agrees that service of process upon such party in any such claim, action, or proceeding shall be effective if notice is given in accordance with the provisions of this Agreement. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION, OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.5.

8.6            Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and shall be deemed to have been duly given if (a) sent by the U.S. Postal Service (registered, return receipt service required), United Parcel Service or FedEx, in each case on an overnight basis, signature receipt required, one (1) Business Day after mailing, or (b) if otherwise personally delivered, when delivered with signature receipt required. No notice, request or instruction may be deemed given through e-mail, and the e-mail addresses provided in this section are simply for courtesy purposes but in no event shall constitute notice under this Agreement. All notices hereunder shall be delivered as set forth below, or in accordance with such other instructions as may be designated in writing by the party to receive such notice.

If to the Company, to:

Name:	Flex Ltd.
Address:	c/o Flextronics International U.S.A.,Inc.
12515-8 Research Blvd, Suite 300
Austin, TX 78759
Email:	[***]
Attn:	General Counsel

with a copy to (which copy alone shall not constitute notice):

Name:	Venable LLP
Address:	151 West 42nd Street
New York, NY 10036
Email:	[***]
Attn:	[***]

If to Amazon, to:

Name:	Amazon.com NV Investment Holdings LLC
c/o Amazon.com, Inc.
Address:	410 Terry Avenue
North Seattle, WA 98109-5210
Attn:	General Counsel

with a copy to (which copy alone shall not constitute notice):

Name:	Gibson, Dunn & Crutcher LLP
Address:	310 University Avenue
Palo Alto, CA 94301
Email:	[***]
[***]
Attn:	[***]
[***]

8.7            Entire Agreement, Etc. This Agreement (including the Schedules, Exhibits, and Annexes hereto), the other Transaction Documents, and the Confidentiality Agreement constitute the entire agreement and supersede all other prior agreements, understandings, representations, and warranties, both written and oral, between the parties, with respect to the subject matter hereof. No party shall take, or cause to be taken, including by entering into agreements or other arrangements with provisions or obligations that conflict, or purport to conflict, with the terms of the Transaction Documents or any of the transactions contemplated thereby, any action with either an intent or effect of impairing any such other Person’s rights under any of the Transaction Documents.

8.8            Assignment. Neither this Agreement nor any right, remedy, obligation, or liability arising hereunder or by reason hereof shall be assignable by any party without the prior written consent of the other party, and any attempt to assign any right, remedy, obligation, or liability hereunder without such consent shall be void, except that Amazon may transfer or assign, in whole or from time to time in part, to one or more of its direct or indirect wholly owned subsidiaries, its rights and/or obligations under this Agreement, but any such transfer or assignment shall not relieve Amazon of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns.

8.9            Severability. If any provision of this Agreement or a Transaction Document, or the application thereof to any Person or circumstance, is determined by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired, or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

8.10           No Third-Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any Person other than the parties and their respective successors and permitted assigns any benefits, rights, or remedies.

8.11          Specific Performance. The parties agree that failure of any party to perform its agreements and covenants hereunder, including a party’s failure to take all actions as are necessary on such party’s part in accordance with the terms and conditions of this Agreement to consummate the transactions contemplated hereby, will cause irreparable injury to the other party, for which monetary damages, even if available, will not be an adequate remedy. It is agreed that the parties shall be entitled to equitable relief including injunctive relief and specific performance of the terms hereof, without the requirement of posting a bond or other security, and each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of a party’s obligations and to the granting by any court of the remedy of specific performance of such party’s obligations hereunder, this being in addition to any other remedies to which the parties are entitled at law or equity.

8.12          Cumulative Remedies. The rights and remedies provided in this Agreement are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

8.13          Limitation of Liability. Notwithstanding anything to the contrary contained in this Agreement: (i) the maximum amount of Losses which may be recovered from Amazon and its Affiliates arising out of or relating to this Agreement shall be limited to an amount equal to the Aggregate Exercise Price and (ii) any Losses which may be recovered from Amazon and its Affiliates arising out of or relating to this Agreement shall not include consequential, indirect, punitive, or special damages.

8.14          Interpretation. Unless otherwise specified in this Agreement or the context otherwise requires:

(a)            when a reference is made in this Agreement to “Sections” or “Annexes” such reference shall be to a Section of, or Annex to, this Agreement unless otherwise indicated;

(b)            references to “parties” refer to the parties to this Agreement;

(c)            the headings contained in this Agreement are for reference purposes only and are not part of this Agreement;

(d)            any reference to a wholly owned subsidiary of a Person shall mean such subsidiary is directly or indirectly wholly owned by such Person;

(e)            the terms defined in the singular have a comparable meaning when used in the plural and vice versa;

(f)             if a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb);

(g)            the terms defined in the singular shall have a comparable meaning when used in the plural and vice versa;

(h)            words importing the masculine gender shall include the feminine and neutral genders and vice versa;

(i)             references to “hereto,” “herein,” “hereby,” “hereof,” “hereunder,” and the like refer to this Agreement as a whole and not to any particular section or provision, unless the context requires otherwise;

(j)             the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if;”

(k)            whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation;”

(l)             the rule known as the ejusdem generis rule shall not apply, and accordingly, general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things;

(m)            no rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement. The parties have jointly negotiated and drafted this Agreement and if an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement;

(n)            any forms of agreements attached to this Agreement as exhibits shall be subject only to such ministerial additions, deletions and modifications as necessary to complete any missing terms contemplated by the form to be completed by the parties or to correct any scrivener’s errors in the form;

(o)            the term “dollars” and the symbol “$” mean U.S. Dollars and all amounts in this Agreement shall be paid in U.S. Dollars, and if any amounts, costs, fees or expenses incurred by any party under this Agreement are denominated in a currency other than U.S. Dollars, to the extent applicable, the U.S. Dollar equivalent for such costs, fees and expenses shall be determined by converting such other currency to U.S. Dollars at the foreign exchange rates published in the Wall Street Journal or, if not reported thereby, another authoritative source reasonably determined by Amazon, in effect at the time such amount, cost, fee or expense is incurred, and if the resulting conversion yields a number that extends beyond two (2) decimal points, rounded to the nearest penny;

(p)            except as expressly stated in this Agreement, all references to any statute, rule, or regulation are to the statute, rule or regulation as amended, modified, supplemented, or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule, or regulation include any successor to the section;

(q)            when calculating the period of time within which, or following which, any action is to be taken under this Agreement, the date that is the reference day in calculating such period shall be excluded and if the last day of the period is a non-Business Day, the period in question shall end on the next Business Day or if any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day and references to a number of days shall refer to calendar days unless Business Days are specified; and

(r)            with respect to the Warrant and Warrant Shares, such term shall include any Ordinary Shares or other Equity Securities of the Company received by Warrantholder as a result of any share split, shares dividend or distribution, other subdivision, reorganization, reclassification, or similar capital transaction.

* * *

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties as of the date first herein above written.

FLEX LTD.

By:	/s/ B Vijayandran S Balasingam
	Name:	B Vijayandran S Balasingam
	Title:	Authorized Signatory

Acknowledged and Agreed

AMAZON.COM, INC.

By:	/s/ Michael Phillips
	Name:	Michael Phillips
	Title:	Authorized Signatory

Annex A

Form of Warrant